VRDP SHARES FEE AGREEMENT

dated as of
March 15, 2019
between
BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC.
as Issuer
and
BANK OF AMERICA, N.A.
as Liquidity Provider
BlackRock Muni New York Intermediate Duration Fund, Inc.
Series W-7
Variable Rate Demand Preferred Shares ("VRDP Shares")

VRDP SHARES FEE AGREEMENT
VRDP SHARES FEE AGREEMENT dated as of March 15, 2019, between BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC., a closed-end investment company organized as a Maryland corporation, as issuer (the "Fund"), and BANK OF AMERICA, N.A., a national banking association, including its successors and assigns, as liquidity provider (the "Liquidity Provider").
WHEREAS, the Fund has issued Variable Rate Demand Preferred Shares, as set forth on Schedule I hereto, which are subject to this Agreement (the "VRDP Shares");
WHEREAS, the Fund wishes to replace the current liquidity provider of the VRDP Shares with the Liquidity Provider and maintain the liquidity of the VRDP Shares by providing for the right of Holders (as defined below) and Beneficial Owners (as defined below) to tender VRDP Shares pursuant to the Articles Supplementary (as defined below) and for the obligation of the Liquidity Provider to purchase VRDP Shares pursuant to the Purchase Obligation (as defined below);
WHEREAS, the Articles Supplementary provides that the Fund for the benefit of the Holders and Beneficial Owners of VRDP Shares shall (i) maintain a VRDP Shares Purchase Agreement (as defined below) providing a Purchase Obligation on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis, and (ii) provide Holders and Beneficial Owners with advance notice of any termination of the Purchase Obligation;
WHEREAS, the Fund has previously designated a Special Rate Period for the VRDP Shares pursuant to, and in accordance with, the Articles Supplementary (the "Current Special Rate Period").  The Current Special Rate Period will terminate on April 15, 2020 or such later date to which it may be extended in accordance with the terms set forth thereunder pursuant to the Amended and Restated Notice of Special Rate Period attached to the Articles Supplementary as Appendix A (the "Current Notice of Special Rate Period"); and
NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. Definitions.
The following terms, as used herein, have the following meanings:
"1940 Act" means the Investment Company Act of 1940, as amended.
"Agent Member" means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.
"Agreement" means this VRDP Shares Fee Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
"Alternate VRDP Shares Purchase Agreement" means any agreement with a successor liquidity provider replacing the VRDP Shares Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation therein, as determined by the Fund.
"Applicable Rate" means the dividend rate per annum on any share of VRDP Shares for a Rate Period determined as set forth in Section 2(e)(i) of Part I of the Articles Supplementary or in the definition of "Maximum Rate," as applicable.
"Articles Supplementary" means the Articles Supplementary Establishing and Fixing the Rights and Preferences of the VRDP Shares, as amended from time to time in accordance with the provisions thereof.
"Available Commitment" as of any day means, with respect to the VRDP Shares, the sum of the aggregate Liquidation Preference of the VRDP Shares then Outstanding plus all accumulated but unpaid dividends, whether or not earned or declared.
"Basic Maintenance Amount," as of any Valuation Date, has the meaning set forth in the Rating Agency Guidelines.
"Beneficial Owner" means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person's subrogee, including the Liquidity Provider to the extent it is at any time such a beneficial owner of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).
"Board" means the Board of Directors of the Fund or any duly authorized committee thereof.
"Business Day" means a day other than a day (a) on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close or (b) on which the New York Stock Exchange is closed.
"Charter" means the Articles of Incorporation of the Fund, and all amendments thereto, as filed with the State Department of Assessments and Taxation of the State of Maryland.
"Closing Date" means March 15, 2019 subject to the satisfaction of the conditions specified in Section 3.01.
"Code" means the Internal Revenue Code of 1986, as amended.
"Common Shares" means the shares of common stock, par value $0.10 per share, of the Fund.
"Conditional Acceptance" means a conditional acceptance by the Liquidity Provider of an extension of the Scheduled Termination Date.
"Confidential Information" has the meaning set forth in Section 8.15.
"Custodian" means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub‑custodian duly appointed by the Custodian.
"Date of Original Issue," with respect to the VRDP Shares, means the date on which the Fund initially issued such VRDP Shares.
"Defeased Securities" means a security for which cash, cash equivalents or other eligible property has been pledged in an amount sufficient to make all required payments on such security to and including maturity, in accordance with the instrument governing the issuance of such security.
"Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:
(1) cash or any cash equivalent;
(2) any U.S. Government Security;
(3) any Municipal Obligation that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of the Articles Supplementary (or such rating's future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;
(4) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or
(5) any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of the Articles Supplementary (or such rating's future equivalent).
"Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
"Derivative Termination Value" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include the Liquidity Provider or an affiliate of the Liquidity Provider).
"Discounted Value" as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.
"Dividend Payment Date" except as otherwise provided in Section 2(d) of Part I of the Articles Supplementary, means the date that is the first Business Day of each calendar month.
"Dividend Period," with respect to VRDP Shares, means the period from, and including, the Date of Original Issue of VRDP Shares to, but excluding, the initial Dividend Payment Date for VRDP Shares and any period thereafter from, and including, one Dividend Payment Date for VRDP Shares to, but excluding, the next succeeding Dividend Payment Date for VRDP Shares.
"Effective Leverage Ratio" means the quotient of:
(A) the sum of (i) the aggregate liquidation preference of the Fund's "senior securities" (as that term is defined in the 1940 Act) that are stock, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (x) any such senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; (ii) the aggregate principal amount of a Fund's "senior securities representing indebtedness" (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon; (iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund); and (iv) the aggregate amount of the Fund's repurchase obligations under repurchase agreements.
divided by

(B) the Market Value of the Fund's total assets (including amounts attributable to assets financed with the proceeds of the instruments referred to in clause (A) above but excluding Deposit Securities segregated at the Custodian in accordance with clause (A) above).
"Effective Leverage Ratio Cure Period" has the meaning set forth in Section 6.18.
"Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of the Tender and Paying Agent Agreement or as specified in the related notice.
"Eligible Assets" means the instruments listed on Exhibit D to this Agreement, as amended from time to time with the prior consent of the Liquidity Provider.
"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.
"Extraordinary Corporate Event" means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider's assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider's assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider's assets (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least 10 days prior to the scheduled date of the applicable listed occurrence in (i) above.
"Failed Remarketing Condition" means a Failed Remarketing Condition—Purchased VRDP Shares or a Failed Remarketing Condition—Unpurchased VRDP Shares.
"Failed Remarketing Condition—Purchased VRDP Shares" means that the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date including VRDP Shares that the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP Shares Purchase Agreement.
"Failed Remarketing Condition—Purchased VRDP Shares Redemption" means redemption by the Fund, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board for redemption, of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six months during which such VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of Section 6.21 of this Agreement and the Articles Supplementary.
"Failed Remarketing Condition—Unpurchased VRDP Shares" means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold VRDP Shares, that were subject to a Tender in accordance with the VRDP Shares Purchase Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) ("Unpurchased VRDP Shares"), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a properly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.
"Final Notice of Purchase" means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.
"Fitch" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A., and its successors.
"Fitch Discount Factor" means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Fund's assets in connection with Fitch's long-term preferred shares ratings of the VRDP Shares at the request of the Fund.
"Fitch Eligible Assets" means assets of the Fund set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Fitch's long-term preferred shares ratings of the VRDP Shares at the request of the Fund
"Fitch Guidelines" means the guidelines applicable to Fitch's current long-term preferred shares ratings of the VRDP Shares, provided by Fitch in connection with Fitch's long-term preferred shares ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request to the Fund), in effect on the date hereof and as may be amended from time to time, provided, however, that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Fund
"Fund" has the meaning set forth in the preamble to this Agreement.
"Fund Insolvency Event" means that the Fund becomes a debtor under Title 11 of the United States Bankruptcy Code or becomes subject to insolvency or liquidation proceedings under any United States federal or state, or any other law.
"Holder" means a Person in whose name a VRDP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.
The word "including" means "including without limitation."
"Indemnified Persons" means, as applicable, the Fund and its affiliates and directors, officers, partners, employees, agents, representatives and control persons within the meaning of the Exchange Act, entitled to indemnification by the Liquidity Provider, or the Liquidity Provider and its affiliates and directors, officers, partners, employees, agents, representatives and control persons within the meaning of the Exchange Act, entitled to indemnification by the Fund, in each case, under Section 8.03.
"Initial Rate Period" with respect to the VRDP Shares, means the period commencing on and including the Date of Original Issue thereof and ending on, and including, the next succeeding Wednesday, as set forth under "Designation" in the Articles Supplementary.
"Investment Adviser" means BlackRock Advisors LLC, or any successor company or entity.
"Legal Process" has the meaning set forth in Section 8.15.
"Liquidation Preference," with respect to a given number of VRDP Shares, means $100,000 times that number.
"Liquidity Account" has the meaning set forth in Section 6.22(a).
"Liquidity Account Investments" means Deposit Securities or any other security or investment owned by the Fund that is rated not less than A-/A3 or the equivalent rating (or any such rating's future equivalent) by each NRSRO then rating such security or investment (or if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be, with the prior written consent of the Liquidity Provider, of an equivalent rating by the Investment Adviser on the Fund's books and records.
"Liquidity Provider" has the meaning set forth in the preamble of this Agreement.
"Liquidity Provider Information" means any information in the Remarketing Materials under the captions "Summary Liquidity Provider" or "Liquidity Provider", which in each case has been furnished in writing by the Liquidity Provider or its affiliates for inclusion therein (including without limitation through incorporation by reference).
"Liquidity Provider Ratings Event" means the Liquidity Provider shall fail to maintain at any time (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.
"Liquidity Provider Ratings Event Termination Date" means the date established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the Tender and Paying Agent Agreement, for termination of the VRDP Shares Purchase Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than 16 days nor more than 30 days following the date on which such Liquidity Provider Ratings Event first occur.
"Liquidity Requirement" has the meaning set forth in Section 6.22(b).
"Managed Assets" means the Fund's total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund's accrued liabilities (other than money borrowed for investment purposes).  For the avoidance of doubt, assets attributable to money borrowed for investment purposes includes the portion of the Fund's's assets in a TOB Trust of which the Fund owns the residual interest (without regard to the value of the residual interest to avoid double counting).
"Mandatory Purchase" means the mandatory purchase of Outstanding VRDP Shares by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement in connection with a Mandatory Purchase Event.
"Mandatory Purchase Date" means the Purchase Date for a Mandatory Purchase in accordance with the Articles Supplementary and the VRDP Shares Purchase Agreement.
"Mandatory Purchase Event" means, (i) in connection with the termination of the VRDP Shares Purchase Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 180 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement then in effect, and (b) the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement being replaced, or (ii) in connection with the termination of the VRDP Shares Purchase Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced.  The Mandatory Purchase Event shall be deemed to occur on such fifteenth day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.
"Mandatory Purchase Notice" means, in connection with the Mandatory Purchase of VRDP Shares, a notice substantially in the form attached to the VRDP Shares Purchase Agreement as Exhibit B, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement specifying a Mandatory Purchase Date.
"Mandatory Tender," with respect to a Mandatory Tender Event, means the mandatory tender of all VRDP Shares by Holders for Remarketing, or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Section 2 of Part II of the Articles Supplementary and the VRDP Shares Purchase Agreement.
"Mandatory Tender Event" means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of this Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the 15th day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider set forth in Section 6.18 of this Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).
"Mandatory Tender Notice" means, in connection with the Mandatory Tender of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Remarketing Agreement as Annex II, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement specifying a Mandatory Tender Event and Purchase Date.
"Market Value" of any asset of the Fund means the market value thereof determined by an independent third-party pricing service designated pursuant to the Fund's valuation policies and procedures approved from time to time by the Board for use in connection with the determination of the Fund's net asset value.  Market Value of any asset shall include any interest or dividends, as applicable, accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available.  Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.  The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.
"Maximum Rate" with respect to the VRDP Shares, has the meaning specified in the Articles Supplementary.
"Minimum Rate Period" means any Rate Period consisting of seven Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.
"Minimum VRDP Shares Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act as of the date hereof (excluding (1) from the denominator of such asset coverage test any such senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clause (1)), with such changes thereafter as agreed with the prior written consent of the Liquidity Provider, of at least 200% or such higher percentage as required and specified in this Agreement, but, in any event, not more than 250%, with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding VRDP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).
"Minimum VRDP Shares Asset Coverage Cure Date" with respect to the failure by the Fund to maintain the Minimum VRDP Shares Asset Coverage (as required by the Articles Supplementary and this Agreement) as of the last Business Day of each month, means the tenth Business Day of the following month.
"Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors.
"Moody's Discount Factor" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Fund's assets in connection with Moody's long-term preferred share ratings of the VRDP Shares at the request of the Fund.
"Moody's Eligible Assets" means assets of the Fund set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Moody's long-term preferred share ratings of the VRDP Shares at the request of the Fund.
"Moody's Guidelines" means the guidelines applicable to Moody's current long-term preferred share ratings of the VRDP Shares, provided by Moody's in connection with Moody's ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request of the Fund), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody's provides final notice of such amendment to the Fund.
"Municipal Obligations" means municipal bonds as described in Schedule IV herein.
"Notice of Purchase" means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached as Exhibit A to the VRDP Shares Purchase Agreement.
"Notice of Redemption" means any notice with respect to the redemption of VRDP Shares pursuant to paragraph (c) of Section 10 of Part I of the Articles Supplementary.
"Notice of Revocation" means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Articles Supplementary.
"Notice of Tender" means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit A, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Articles Supplementary.
"NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Moody's and Fitch.
"Optional Tender" means any tender of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 2 of Part II of the Articles Supplementary and the VRDP Shares Purchase Agreement.
The word "or" is used in its inclusive sense.
"Other Rating Agency" means each NRSRO, if any, other than Moody's or Fitch, then providing a short-term or long-term preferred shares rating for the VRDP Shares pursuant to the request of the Fund.
"Other Rating Agency Guidelines" means the guidelines applicable to each Other Rating Agency's long-term preferred shares ratings of the VRDP Shares, provided by an Other Rating Agency in connection with such Other Rating Agency's long-term preferred shares ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request to the Fund), as may be amended from time to time, provided, however that any such amendment will not be effective except as agreed between the Other Rating Agency and the Fund.
 "Outstanding" means, as of any date with respect to the VRDP Shares, the number of VRDP Shares theretofore issued by the Fund except, without duplication, (i) any VRDP Shares theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Fund, (ii) any VRDP Shares with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such VRDP Shares, pursuant to Section 10 of Part I of the Articles Supplementary, (iii) any VRDP Shares as to which the Fund shall be a Beneficial Owner, and (iv) any VRDP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Fund.
"Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
"Preferred Shares" means the preferred shares of the Fund, and includes the VRDP Shares.
"Purchase Date," with respect to any purchase of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day).  The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement being replaced and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.
"Purchase Obligation" means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Shares Purchase Agreement to purchase Outstanding VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.
"Purchase Price" means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to but excluding, the relevant Purchase Date.
"Purchased VRDP Shares" means all VRDP Shares purchased by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such VRDP Shares.
"QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.
"Rate Determination Date" means, with respect to any series of VRDP Shares, the last day of a Rate Period for such series or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.
"Rate Period" with respect to the VRDP Shares, means the Initial Rate Period and any Subsequent Rate Period, including any Special Rate Period.
"Rate Period Days" for any Rate Period, means the number of days that would constitute such Rate Period, but for the application of Section 2(d) of Part I of the Articles Supplementary or Section 4(b) of Part I of the Articles Supplementary.
"Rating Agency" means each of Fitch (if Fitch is then rating the VRDP Shares at the request of the Fund), Moody's (if Moody's is then rating the VRDP Shares at the request of the Fund) and any Other Rating Agency (if such Other Rating Agency is then rating the VRDP Shares at the request of the Fund).
"Rating Agency Guidelines" means Moody's Guidelines (if Moody's is then rating the VRDP Shares at the request of the Fund), Fitch Guidelines (if Fitch is then rating the VRDP Shares at the request of the Fund) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating the VRDP Shares at the request of the Fund).
"Redemption Date" means any date fixed for redemption in accordance with Section 10(c) of Part I of the Articles Supplementary.
"Redemption Price" means the applicable redemption price specified in Section 10(a) or 10(b) of Part I of the Articles Supplementary.
"Related Documents" means this Agreement, the Charter, the Articles Supplementary, the VRDP Shares, the VRDP Shares Purchase Agreement, the VRDP Shares Remarketing Agreement and the Tender and Paying Agent Agreement.
"Related Party" means a related party for purposes of Section 267(b) or Section 707(b) of the Code, as such provisions may be amended from time to time.
"Related Party Termination Date" means the effective date of the termination of the VRDP Shares Purchase Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.
"Related Party Termination Event" means the Liquidity Provider becoming a Related Party of the Fund other than through the acquisition of VRDP Shares pursuant to the terms of the VRDP Shares Purchase Agreement
"Remarketing" means the remarketing of VRDP Shares by the Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the VRDP Shares Remarketing Agreement and the Articles Supplementary.
"Remarketing Agent" means, with respect to the VRDP Shares, the Person or Persons designated, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld) as Remarketing Agent for the VRDP Shares, initially as set forth in Schedule I hereto, and its or their permitted successors and assigns, which shall be deemed to include BofAML Securities, Inc.
"Remarketing Materials" means (i) the Fund's most recent annual report and, if available, subsequent semi-annual report, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (ii) the most recent annual and, if available, interim report of the Liquidity Provider, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (iii) such other publicly available information as the Fund or the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request from time to time, of the Liquidity Provider, the Fund or the Remarketing Agent, and such other documentation, representations, warranties and certifications as the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request, it being understood that the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may, in its discretion, determine to deliver to purchasers and prospective purchasers, in connection with the offer and sale of VRDP Shares by the Liquidity Provider, a Remarketing Memorandum, and (iv) such other publicly available information necessary, in the opinion of counsel for the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, to amend or supplement the foregoing materials, in order that the foregoing materials will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time made available to or delivered to a purchaser.
"Remarketing Memorandum" means any written communication describing the Fund, the Liquidity Provider and/or the terms of the VRDP Shares and the Purchase Obligation, which has been approved by each party hereto in writing for use in connection with Remarketing prior to its use, which approval shall not be unreasonably withheld or delayed.
"Representatives" has the meaning set forth in Section 8.15.
"Requisite NRSROs" means (i) any two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer; or (ii) if only one NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined from time to time in Rule 2a-7 under the 1940 Act) the security, that NRSRO.
"Scheduled Termination Date" means April 15, 2020, or any succeeding date to which the term of this Agreement is extended pursuant to Section 2.02.
"SEC" means the Securities and Exchange Commission.
"Securities Act" means the U.S. Securities Act of 1933, as amended.
"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.
"Special Rate Period" with respect to the VRDP Shares, has the meaning specified in Section 4(a) of Part I of the Articles Supplementary.
"Special Redemption Provisions" has the meaning specified in Section 10(a)(i) of Part I of the Articles Supplementary.
"Subsequent Rate Period" with respect to the VRDP Shares, means the period from, and including, the first day following the Initial Rate Period of the VRDP Shares to, and including, the next Rate Determination Date for the VRDP Shares and any period thereafter from, and including, the first day following a Rate Determination Date for the VRDP Shares to, and including, the next succeeding Rate Determination Date for the VRDP Shares; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period.
"Tender" means either a Mandatory Tender or an Optional Tender, as applicable.
"Tender and Paying Agent" means The Bank of New York Mellon or, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund's tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to VRDP Shares.
"Tender and Paying Agent Agreement" means the amended and restated tender and paying agent agreement, dated as of March 15, 2019, by and between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor tender and paying agent.
"Termination Event" means a termination of this Agreement (a) on a Scheduled Termination Date, as such date may be extended pursuant to the terms hereof, (b) following written notice provided by the Fund pursuant to Section 8.06(b) hereof following the occurrence of a Liquidity Provider Ratings Event at any time during the term hereof or (c) on a Related Party Termination Date.
"TOB Trust" means a tender option bond trust or similar vehicles that are functionally equivalent to tender option bond trusts and used for providing financing for municipal obligations and municipal closed-end fund preferred shares.
"Transactions" has the meaning set forth in Section 8.15.
"U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.
"Valuation Date" means, for purposes of determining whether the Fund is maintaining the VRDP Shares Basic Maintenance Amount, (i) each Friday occurring after the Date of Original Issue that is a Business Day or, for any such Friday that is not a Business Day, the immediately preceding Business Day and (ii) the Date of Original Issue.
"VRDP Shares" has the meaning set forth in the preamble to this Agreement.
"VRDP Shares Purchase Agreement" means the VRDP Shares purchase agreement, dated as of March 15, 2019, by and between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate VRDP Shares Purchase Agreement.
"VRDP Shares Remarketing Agreement" means the VRDP Shares remarketing agreement with respect to the VRDP Shares, dated as of March 15, 2019, by and between the Fund and the Remarketing Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor remarketing agent, which shall be deemed to include BofAML Securities, Inc.
"written" or "in writing" means any form of written communication, including communication by means of telex, telecopier or electronic mail.
SECTION 1.02. Incorporation of Certain Definitions by Reference.
Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Articles Supplementary.  Any day not referred to herein as a Business Day shall mean a calendar day.
ARTICLE II
PURCHASE OBLIGATION
SECTION 2.01. Commitment to Purchase VRDP Shares; Fees.
(a) The Fund and the Liquidity Provider are entering into this Agreement in connection with the Liquidity Provider's agreement to provide the Purchase Obligation under the VRDP Shares Purchase Agreement.  The Liquidity Provider agrees that in no event shall amounts paid by it in respect of the Purchase Price be paid from funds or property of the Fund, including, without limitation, any funds derived from funds that the Fund may have on deposit with the Liquidity Provider.  The obligation of the Liquidity Provider to purchase VRDP Shares pursuant to the VRDP Shares Purchase Agreement shall run to the benefit of the Holders and Beneficial Owners of VRDP Shares and shall be unconditional and irrevocable in accordance with the provisions thereof.
(b) Pursuant to the Articles Supplementary, the Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable‑rate securities whose appointment has been consented to in writing by the Liquidity Provider (which consent shall not be unreasonably withheld) to use its best efforts to find purchasers for all VRDP Shares properly tendered pursuant to a Tender.  All such VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.
(c) Upon the occurrence of the Closing Date, the Fund shall use its best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in the Articles Supplementary, the Tender and Paying Agent Agreement and the VRDP Shares Purchase Agreement.
SECTION 2.02. Extension of Scheduled Termination Date.
The Fund shall have the right, exercisable not more than 120 days nor less than 90 days prior to the Scheduled Termination Date, to request that the Liquidity Provider extend the term of such Scheduled Termination Date for an additional period of up to 364 days or, if mutually agreed upon by the parties hereto, a period greater than 364 days, which request may be conditioned upon terms and conditions that are different from the terms and conditions of this Agreement and the VRDP Shares Purchase Agreement then in effect.  The Liquidity Provider shall, no later than 30 days after receiving such request, notify the Fund and the Tender and Paying Agent of its acceptance or rejection of such request, which acceptance by the Liquidity Provider may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions of this Agreement and the VRDP Shares Purchase Agreement then in effect or the terms and conditions proposed by the Fund in making an extension request.  If the Liquidity Provider fails to notify the Fund and the Tender and Paying Agent of its acceptance or rejection of the Fund's request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request.  If the Liquidity Provider provides a Conditional Acceptance, then the Fund shall have 30 days thereafter to notify the Liquidity Provider and the Tender and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Liquidity Provider's Conditional Acceptance.  The Fund's failure to notify the Liquidity Provider and the Tender and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Liquidity Provider's Conditional Acceptance.  The Fund acknowledges and agrees that the Liquidity Provider may grant or deny any request for extension of the Scheduled Termination Date in its sole and absolute discretion.
SECTION 2.03. Sale of VRDP Shares.
(a) The Liquidity Provider shall make available to the Remarketing Agent those VRDP Shares held by it pursuant to the VRDP Shares Purchase Agreement for Remarketing in accordance with the terms of the VRDP Shares Remarketing Agreement and the remarketing procedures thereunder; provided, however, that the Liquidity Provider expressly reserves the right to sell VRDP Shares held by it at any time to any Person that it reasonably believes is a QIB and by any other means deemed appropriate by the Liquidity Provider in its sole discretion in accordance with applicable law; provided, that the Liquidity Provider shall not sell any VRDP Shares held by it outside of a Remarketing to any Person that is not a registered investment company under the 1940 Act (a "RIC") other than (i) an affiliate of the Liquidity Provider or Remarketing Agent or (ii) in connection with a repurchase financing transaction, without the prior consent of the Fund.  For purposes of the preceding sentence, the Fund's prior consent shall not be unreasonably withheld or delayed with respect to sales to (1) a TOB Trust (all of  the investors in which are RICs, banks, insurance companies or any companies that are included in the S&P 500 (or a direct or indirect wholly-owned subsidiary thereof)) or (2) to any bank, insurance company or any company that is included in the S&P 500 (or a direct or indirect wholly-owned subsidiary thereof); provided, that with respect to any other purchaser, any consent withheld by the Fund because of the identity of such purchaser shall not be deemed unreasonable.  The Liquidity Provider agrees that offers and sales will be made only to persons it reasonably believes are QIBs, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act.
(b) In order to facilitate the sale of VRDP Shares by the Liquidity Provider, the Fund and the Liquidity Provider agree to timely make available their respective Remarketing Materials for inclusion in any Remarketing Memorandum.
SECTION 2.04. Reduction of Available Commitment.
(a) As of the opening of business on the day following the Liquidity Provider's receipt of written notice (which the Tender and Paying Agent will provide within two (2) Business Days of receipt of notice from the Fund) of any redemption or other repurchase of VRDP Shares consummated by the Fund, the Available Commitment shall automatically be reduced by the amount applicable to the VRDP Shares so redeemed or otherwise repurchased; and the Available Commitment in respect of such VRDP Shares shall be extinguished and shall not thereafter be revived, except with the prior written consent of the Liquidity Provider.
(b) In the event that any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares prior to the occurrence of a Fund Insolvency Event are required to be, and are, paid over to the bankruptcy estate of the Fund pursuant to a final, non-appealable judgment of a court of competent jurisdiction arising out of a Fund Insolvency Event, any Beneficial Owner (or former Beneficial Owner) of VRDP Shares that has paid over to the bankruptcy estate of the Fund pursuant to such judgment any dividends or redemption proceeds previously received from the Fund may demand reimbursement from the Liquidity Provider of any amounts so paid.  The Liquidity Provider agrees to make such reimbursement payment within three (3) Business Days of receipt of any such demand for payment made in writing and accompanied by evidence reasonably satisfactory to the Liquidity Provider of payment made to the bankruptcy estate of the Fund by or on behalf of the demanding party.  In connection with any reimbursement payment by the Liquidity Provider, the Beneficial Owner (or former Beneficial Owner) of VRDP Shares shall be deemed to have transferred, assigned and conveyed to the Liquidity Provider the right to receive from the Fund and the bankruptcy estate of the Fund any such dividends or redemption proceeds in exchange for the reimbursement payment by the Liquidity Provider, and the Beneficial Owner (or former Beneficial Owner) shall execute, acknowledge and deliver such further conveyances, assignments and other documents as the Liquidity Provider may reasonably request and are reasonably necessary in order to effectuate such assignment.  The provisions of this Section 2.04 shall survive any expiration or termination of this Agreement, in respect of any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares during the term of this Agreement, and shall be in addition to any other obligation of the Liquidity Provider under this Agreement.
SECTION 2.05. Fees.
(a) The Fund shall pay to the Liquidity Provider from the Closing Date to and including the date on which the Purchase Obligation under the VRDP Shares Purchase Agreement for all VRDP Shares has terminated, a monthly fee for each VRDP Share outstanding on the first calendar day of the immediately preceding calendar month, in an amount, equal to (a) the product of (i) 0.70 % of 101.85% times $100,000 multiplied by (ii) the actual number of days from and including such first calendar day of the immediately preceding calendar month to and including the last calendar day of such immediately preceding month or, if applicable, the date of any prior redemption or liquidation for such VRDP Share (as the case may be) divided by (b) 365.  The fee for the period from and including the Closing Date to and including March 31, 2019 shall be paid on April 15, 2019 provided, that the day count for such fee calculation pursuant to clause (a)(ii) of the immediately preceding sentence for such payment on April 15, 2019 shall be 17 days and the fee shall be calculated in respect of each VRDP Share Outstanding on the Closing Date instead of the first calendar day of the immediately preceding month.
(b) With respect to the fees payable pursuant to the first sentence of Section 2.05(a), such fee shall be invoiced by the Liquidity Provider and shall be payable monthly in arrears on the 15th calendar day of each month and if such day is not a Business Day, the next succeeding Business Day, and upon the date of termination of this Agreement, unless such payment date is a Dividend Payment Date, in which case such fee shall be paid on the Business Day immediately preceding such payment date.  In addition, notwithstanding the foregoing, in the event of any optional redemption of VRDP Shares during the period commencing on the date hereof and ending on April 15, 2020, on the related Redemption Date the Fund shall pay to the Liquidity Provider a make-whole amount equal to the fee that would otherwise have been payable in respect of such redeemed VRDP Shares for the remainder of such period calculated as if such VRDP Shares remained Outstanding and not purchased by the Liquidity Provider during such remaining period.
SECTION 2.06. Operating Expenses.
The Fund shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the VRDP Shares) as operating expenses.
SECTION 2.07. No Deductions; Increased Costs.
(a) To the extent set forth in clauses (b) and (c) below, all "Sums Payable Hereunder" shall be paid in full, without any deduction or withholding whatsoever.  For purposes of this Section 2.07, "Sums Payable Hereunder" shall mean amounts payable by the Fund hereunder, whether of fees, expenses or otherwise (but excluding any sums payable with respect to VRDP Shares of liquidation preference or dividends whether in connection with a Failed Remarketing Condition —Purchased VRDP Shares Redemption or otherwise).
(b) If any change in applicable law, regulation, condition, directive or interpretation thereof applicable to transactions of the type contemplated in this Agreement and the VRDP Shares Purchase Agreement (including any request, guideline or policy whether or not having the force of law (which the Liquidity Provider, in the reasonable exercise of its judgment, complies with) and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect and in connection with the implementation of Basel III, but excluding, changes in tax laws) or interpretation thereof by any authority charged with the administration or interpretation thereof with respect to the regulation of national banks occurs after the date hereof which:
(i)  imposes, modifies or deems applicable any reserve or deposit or similar requirements against any assets held by or in connection with the Liquidity Provider's commitment to provide the Purchase Obligation or this Agreement; or
(ii)  imposes upon the Liquidity Provider any other condition with respect to Sums Payable Hereunder or amounts payable by the Liquidity Provider with respect to this Agreement or any other Related Document to which the Liquidity Provider is a party or its commitment to provide the Purchase Obligation; and the result of any of the foregoing is (x) to increase the cost to the Liquidity Provider of entering into or performing this Agreement or any other Related Document to which the Liquidity Provider is a party, making any payment pursuant to its Purchase Obligation or maintaining its commitment to provide the Purchase Obligation, (y) to reduce the amount of any Sums Payable Hereunder to the Liquidity Provider or (z) to require the Liquidity Provider to make any payment to a regulatory authority on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Liquidity Provider deems material, then:
(1)  the Liquidity Provider shall promptly notify the Fund in writing of the happening of such event;
(2)  the Liquidity Provider shall promptly deliver to the Fund a certificate stating in reasonable detail the change which has occurred or the reserve requirements or other conditions which have been imposed on the Liquidity Provider or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and
(3)  the Fund shall within thirty (30) days after demand and the Fund's receipt of the certificate described in subclause (2) above pay to the Liquidity Provider such an amount or amounts as will compensate the Liquidity Provider for such additional cost, reduction or payment as set forth on such certificate.
The reasonably detailed certificate of the Liquidity Provider prepared in good faith, signed by an authorized signatory of the Liquidity Provider, as to the additional amounts payable pursuant to this paragraph delivered to the Fund shall be conclusive and binding on the Fund absent manifest error of the amount thereof.  In the event any such amounts paid by the Fund are subsequently refunded to the Liquidity Provider by the authority imposing such costs, the Liquidity Provider will reimburse the Fund for such amounts to the extent they are refunded to the Liquidity Provider, but without interest; provided, however, that it is understood and agreed that the Liquidity Provider has no duty or obligation to contest the imposition of or seek the recovery of any such costs.
For the avoidance of doubt, no payment will be due under this subsection in respect of a cost arising solely out of the ownership of VRDP Shares after performance by the Liquidity Provider of its obligations under this Agreement.
(c) If any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, in connection with the implementation of Basel III), in each case adopted after the date hereof, or any change in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or any of its branches) with any request or directive made after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Liquidity Provider's capital as a consequence of its obligations hereunder or under its commitment to provide the Purchase Obligation or the transactions referenced herein or contemplated hereby to a level below that which the Liquidity Provider could have achieved but for such adoption, change or compliance (taking into consideration the Liquidity Provider's policies with respect to liquidity and capital adequacy) by an amount deemed by the Liquidity Provider to be material, then, within thirty (30) days of demand by the Liquidity Provider and receipt by the Fund of a certificate stating in reasonable detail the basis on which such amount was determined, the amount requested and the way in which such amount has been calculated, the Fund shall pay to the Liquidity Provider such additional amount or amounts determined by the Liquidity Provider set forth on such certificate as will compensate the Liquidity Provider for such reduced rate of return.  The reasonably detailed certificate of the Liquidity Provider prepared in good faith, signed by an authorized signatory of the Liquidity Provider, as to the additional amounts payable pursuant to this paragraph delivered to the Fund shall be conclusive and binding on the Fund absent manifest error of the amount thereof.
For the avoidance of doubt, no payment will be due under this subsection in respect of a cost arising solely out of the ownership of VRDP Shares after performance by the Liquidity Provider of its obligations under this Agreement.
(d) With respect to the Liquidity Provider's claim for any compensation under this Section 2.07, the Fund shall not be required to compensate the Liquidity Provider for any amount incurred more than one hundred eighty (180) days prior to the date that the Liquidity Provider notifies the Fund of the event that gives rise to such claim; provided that if the circumstances giving rise to such claim is retroactive, then such 180-day period referenced above shall be extended to include the period of retroactive effect.
SECTION 2.08.  Current Special Rate Period.
The terms set forth in Schedule III hereto shall be applicable during the Current Special Rate Period and such terms shall supersede any other terms, provisions or obligations set forth in this Agreement during the Current Special Rate Period.  Schedule III shall have no force or effect after the last day of the Current Special Rate Period and the terms and provisions therein shall be deemed deleted and removed from this Agreement in its entirety thereafter without any further action from the Fund or the Liquidity Provider.
ARTICLE III
CLOSING DATE
SECTION 3.01. Conditions to Closing Date

It shall be a condition to the Closing Date that each of the following conditions shall have been satisfied or waived as of such date, and upon such satisfaction or waiver, this Agreement shall be effective:
(a) this Agreement shall have been duly executed and delivered by the parties hereto;
(b) the VRDP Shares Purchase Agreement, VRDP Shares Remarketing Agreement and the Tender and Paying Agent Agreement shall have been duly executed and delivered by the parties hereto or thereto;
(c) the VRDP Shares shall have a long-term preferred share rating of Aa3 from Moody's or AAA from Fitch on the Closing Date;
(d) the Liquidity Provider shall have short-term debt ratings of P-1 from Moody's and F1+ from Fitch;
(e) receipt by the Liquidity Provider of executed originals, or copies certified by a duly authorized officer of the Fund to be in full force and effect and not otherwise amended, of: the Articles Supplementary and the VRDP Shares; a true and complete copy of the Charter as in full force and effect on the Closing Date; and an incumbency certificate with respect to the authorized signatories thereto;
(f) receipt by the Liquidity Provider of opinions of counsel for the Fund in the form of Exhibit A;
(g) receipt by the Fund of opinions of counsel for the Liquidity Provider and the Remarketing Agent, in the form of Exhibit B;
(h) receipt by the Fund and the Liquidity Provider of opinions of counsel for the Tender and Paying Agent in the form of Exhibit C;
(i) the reasonable fees and expenses and all other amounts (including reasonable attorneys' fees and expenses related to the issuance of the VRDP Shares) payable to the Liquidity Provider on or prior to the Closing Date pursuant to this Agreement shall have been paid; and
(j) there shall have been delivered to the Liquidity Provider such information and copies of documents, approvals (if any) and records certified, where appropriate, of organizational and legal proceedings as the Liquidity Provider may have requested relating to the Fund's entering into and performing this Agreement and the other Related Documents to which it is a party, and the transactions contemplated hereby and thereby. Such documents shall, in any event, include a certificate of the Fund, in form and substance satisfactory to the Liquidity Provider and its counsel, executed by an executive officer of the Fund, dated the Closing Date, to the effect that the all representations and warranties made by the Fund herein or in any of the Related Documents to which it is a party shall be true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of such time, unless such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, that all fees and expenses and other amounts and obligations payable by the Fund under this Agreement have been paid or satisfied as of such date and that all actions required to be taken, all consents required to be obtained, and all resolutions required to be adopted (which resolutions shall be attached to such certificate), in each case by the Fund under applicable law, have been done, obtained and adopted.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE FUND
The representations and warranties set out in this Article IV are given hereunder by the Fund on the Closing Date (in respect of Section 4.01 to Section 4.06 (inclusive), Section 4.08 and Section 4.9) and as of the Closing Date and each date subsequent to the date thereof, except that the representations and warranties set forth in Section 4.07, 4.10, Section 4.11 and Section 4.12 shall be given only on the Closing Date.
SECTION 4.01. Existence.
The Fund is validly existing as a corporation under the laws of the State of Maryland, with full right and power to issue the VRDP Shares and to execute, deliver and perform its obligations under this Agreement and each other Related Document.
SECTION 4.02. Authorization; Contravention.
The execution, delivery and performance by the Fund of this Agreement and each other Related Document are within the Fund's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Fund or result in the creation or imposition of any lien or encumbrance on any asset of the Fund, except for such violations or contraventions which would not have a material adverse effect on the Fund's ability to perform its obligations under this Agreement, any of the VRDP Shares or any other Related Documents; provided, however, that the foregoing exception shall not apply to any violation or contravention of the  Charter.
SECTION 4.03. Binding Effect.
This Agreement, the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement, if executed and delivered on the date this representation is made, constitute valid and binding agreements of the Fund, or, if not yet executed and delivered, will, when executed and delivered, constitute valid and binding agreements of the Fund, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.  The VRDP Shares have been duly authorized and validly issued by the Fund and are fully paid and nonassessable and are free of any preemptive or similar rights.
SECTION 4.04. Financial Information.
The financial statements of the Fund as of its most recent fiscal year-end, and the auditors' report with respect thereto, copies of which have heretofore been furnished to the Liquidity Provider, present fairly in all material respects the financial condition of the Fund, at such date and for such period, and were prepared in accordance with United States generally accepted accounting principles, consistently applied.  The audits of these statements were conducted in accordance with the standards of the Public Company Accounting Oversight Board.  Since the date of the financial statements, no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Fund which materially and adversely affect the issuance of any of the VRDP Shares or the Fund's ability to pay when due or otherwise perform its obligations under this Agreement, any of the VRDP Shares and the Related Documents.
SECTION 4.05. Litigation.
Except as disclosed in Schedule II hereto, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Fund) overtly threatened in writing against the Fund in any court or before any governmental authority (i) in any way contesting or that, if decided adversely, would affect the validity of any other Related Document or this Agreement; or (ii) in which a final adverse decision would adversely affect provisions for or materially adversely affect the sources for payment of liquidation preference of or dividends on the VRDP Shares.
SECTION 4.06. Consents.
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency or bureau required to be obtained in connection with the execution, delivery, performance, validity or enforceability against the Fund of this Agreement and the other Related Documents (including the VRDP Shares) to which the Fund is or will be a party have been obtained and are in full force and effect.
SECTION 4.07. [Reserved.]
SECTION 4.08. Complete and Correct Information.
All information, reports and other papers and data with respect to the Fund furnished to the Liquidity Provider were, at the time the same were so furnished, complete and correct in all material respects. Any financial, budget and other projections furnished to the Liquidity Provider were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent, the Fund's best estimate of the Fund's future financial performance.  No fact is known to the Fund that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the VRDP Shares, or the Fund's ability to pay when due its obligations under this Agreement, any of the VRDP Shares and the other Related Documents that has not been set forth in the financial information and other documents referred to in this Section 4.08 or in such information, reports, papers and data or otherwise disclosed in writing to the Liquidity Provider.  The documents furnished and written statements made by the Fund in connection with the negotiation, preparation or execution of this Agreement and the other Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
SECTION 4.09. 1940 Act Registration.
The Fund is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.
SECTION 4.10. Effective Leverage Ratio; Minimum VRDP Shares Asset Coverage.
As of the Closing Date, the Fund is in compliance with the Effective Leverage Ratio and the Minimum VRDP Shares Asset Coverage.
SECTION 4.11. Investment Policies.
As of the Closing Date, the Fund owns only Eligible Assets.
SECTION 4.12. Credit Quality.
The Fund has invested at least 75% of its Managed Assets in Municipal Obligations that, at the time of investment, were rated within the four highest grades (Baa or BBB or better) by at least one NRSRO or were unrated but judged to be of comparable quality by the Investment Adviser.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE LIQUIDITY PROVIDER
The representations and warranties set out in this Article V are given hereunder by the Liquidity Provider on the Closing Date, except with respect to the representation and warranty set forth in Section 5.07 which shall be given on the Closing Date.
SECTION 5.01. Existence.
The Liquidity Provider is a national banking association duly organized and validly existing under the laws of the United States.  The Liquidity Provider has all requisite power and authority to execute and deliver, and to perform its obligations under this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.
SECTION 5.02. Authorization; Contravention.
The execution, delivery and performance by the Liquidity Provider of this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, are within the Liquidity Provider's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation.
SECTION 5.03. Binding Effect.
Each of this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, constitutes, in the case of this Agreement, a valid and binding agreement of the Liquidity Provider, and, in the case of the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, will, when executed and delivered, constitute a valid and binding agreement of the Liquidity Provider, in each case, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.
SECTION 5.04. Financial Information.
The publicly available portions of the Liquidity Provider's most recent Call Report, and any amendments and supplements thereto, present fairly, in all material respects, the financial position of the Liquidity Provider and its subsidiaries as of the date of such report.  Since the date of the most recent such Call Report, no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Liquidity Provider that would materially and adversely affect its ability to perform its obligations under this Agreement or the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.
SECTION 5.05. Litigation.
Except as disclosed in a schedule delivered to the Fund prior to the Closing Date, no filed action, suit, proceeding or any commenced investigation actually known to the Liquidity Provider is pending against the Liquidity Provider in any court or before any governmental authority in any way contesting or that a reasonably expected adverse decision would affect the validity of this Agreement or the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.
SECTION 5.06. Consents.
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any regulatory, supervisory or governmental agency or bureau required to be obtained in connection with the performance of the Liquidity Provider or the execution, delivery by, or the validity or enforceability against, the Liquidity Provider of this Agreement and the other Related Documents to which the Liquidity Provider is a party have been obtained and are in full force and effect.
SECTION 5.07. [Reserved.]
SECTION 5.08. Ranking.
The obligations of the Liquidity Provider under the VRDP Shares Purchase Agreement rank pari passu with all other senior unsecured obligations of the Liquidity Provider (other than any such obligations preferred by statute or by operation of law).
SECTION 5.09. Related Party.
The Liquidity Provider is not related to the Fund within the meaning of Section 267(b) or Section 707(b) of the Code.
SECTION 5.10. Debt Rating.
The Liquidity Provider has a short-term debt ratings of "P-1" from Moody's and "F1+" from Fitch.
ARTICLE VI
COVENANTS OF THE FUND
The Fund agrees that, so long as there is any Purchase Obligation under the VRDP Shares Purchase Agreement or any amount payable hereunder or under any VRDP Shares remains outstanding:
SECTION 6.01. Information.
Without limitation of the other provisions of this Agreement, the Fund will deliver, or cause the Tender and Paying Agent to deliver, to the Liquidity Provider:
(a) upon receipt, a copy of any Notice of Tender and any Notice of Purchase;
(b) within three (3) Business Days following the occurrence of a Mandatory Tender Event, a Mandatory Tender Notice;
(c) within three (3) Business Days following the occurrence of a Mandatory Purchase Event, a Mandatory Purchase Notice;
(d) as promptly as practicable after the preparation and filing thereof with the SEC, each annual and semi-annual report prepared with respect to the Fund to the Liquidity Provider and Holders of VRDP Shares, which delivery may be made by notice of the electronic availability of any such document on a public website;
(e) notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VRDP Shares by any NRSRO then rating the VRDP Shares at the request of the Fund, or any change of an NRSRO rating the VRDP Shares at the request of the Fund, as promptly as practicable upon the occurrence thereof;
(f) notice of any redemption or other repurchase of any or all of the VRDP Shares as provided in the Articles Supplementary;
(g) notice of any proposed amendments to or waivers of any of the Related Documents at such time as the amendments or waivers are sent to other parties and in any event not less than ten (10) Business Days prior to any proposed amendment or waiver and copies of all actual amendments or waivers thereto within five (5) Business Days of being signed or, in each case, as provided in the relevant document;
(h) notice of any missed, reduced or deferred dividend payment that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the grace period;
(i) notice of insufficient deposit to provide for a properly noticed redemption as soon as reasonably practicable, but in no event later than two (2) Business Days after discovery of insufficient deposits;
(j) notice of non-compliance with the Rating Agency Guidelines for more than five (5) Business Days or of the Minimum VRDP Shares Asset Coverage for more than five (5) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the grace period;
(k) notice of the distribution of net capital gains in advance of the Rate Period (except in the case of the Current Special Rate Period) that such income will or may be distributed, simultaneously with the Tender and Paying Agent providing such notice to Beneficial Owners or their Agent Members;
(l) notice of any change to any investment adviser or sub-adviser of the Fund within two (2) Business Days after a resignation or a notice of removal has been sent by or to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser;
(m) notice of any proxy solicitation as soon as reasonably practicable, but in no event later than five (5) Business Days after mailing thereof by the Fund's proxy agent;
(n) notice one (1) Business Day after the occurrence thereof of (i) the failure of the Fund to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; or (ii) the failure of the Fund to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Fund to pay accumulated dividends on any additional preferred shares ranking pari passu with the VRDP Shares, and any period of grace or cure with respect thereto shall have expired;
(o) as soon as reasonably practicable upon the request of the Liquidity Provider, any Remarketing Materials required of the Fund pursuant to Section 2.03(b);
(p) notice of a material breach of any representation, warranty or covenant of the Fund, or the Tender and Paying Agent or Remarketing Agent set forth herein or in any Related Documents as soon as reasonably practicable, but in no event later than five (5) days after knowledge of senior management of the Fund or the Investment Adviser thereof;
(q) notice of any action, suit, proceeding, investigation or regulatory or business development, including any that is pending or threatened in writing against the Fund or other Person in any court or before any governmental authority (i) in any way contesting or affecting the validity of this Agreement or any Related Document to which the Fund is a party; or (ii) in which a final adverse decision or outcome would materially adversely affect the ability of the Fund to perform its obligations under this Agreement or any other Related Document to which the Fund is a party as promptly as practicable, but in no event, later than ten (10) Business Days after knowledge of senior management of the Fund or the Investment Adviser thereof;
(r) copies of all certificates that the Fund has delivered to each NRSRO which is then rating the VRDP Shares at the request of the Fund that are set forth in the respective Rating Agency Guidelines regarding Minimum VRDP Shares Asset Coverage, the VRDP Shares Basic Maintenance Amount and all related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines as soon as reasonably practicable, but in no event, later than ten (10) Business Days after such certificates have been sent;
(s) on an approximately bi-weekly basis, a preliminary report of portfolio holdings of the Fund as of the end of the two-week period, which shall be substantially in the form previously provided to the Liquidity Provider for due diligence purposes or as otherwise reasonably requested by the Liquidity Provider from time to time;
(t) from time to time such additional information regarding the financial position, results of operations or prospects of the Fund as the Liquidity Provider may reasonably request including, without limitation, copies of all offering memorandums or other offering material with respect to the sale of any securities of the Fund as soon as reasonably practicable, but in no event later than ten (10) Business Days after a request;
(u) upon receipt, a copy of a Notice of Revocation received by the Tender and Paying Agent from a Beneficial Owner or its Agent Member;
(v) notice on each Business Day of the Fund's then-current Effective Leverage Ratio and Minimum VRDP Shares Asset Coverage as of the close of business on the immediately preceding Business Day by Electronic Means (which for this purpose, includes the posting on the Fund's website); and
(w) notice of all balances, cash and portfolio holdings in the Failed Remarketing Condition Liquidity Account on each Business Day on which there are any such amounts in such account.
SECTION 6.02. No Amendment or Certain Other Actions Without Consent of the Liquidity Provider.
Without the prior written consent of the Liquidity Provider, the Fund will not agree or consent to any amendment, supplement, modification or repeal of any Related Document to which it is a party (or to which its consent is required because such Related Document constitutes an organizational document of the Fund or otherwise) or provision therein, nor waive any provision thereof.  In addition, the Fund will not, without the prior written consent of the Liquidity Provider, designate or approve of: (i) the designation of any Special Rate Period pursuant to Section 4(a) of Part I of the Articles Supplementary; (ii) any change to the Dividend Payment Dates or Dividend Periods in respect of any Minimum Rate Periods pursuant to Section 2(d)(i) of Part I of the Articles Supplementary; (iii) any change to the definition of Applicable Rate, Applicable Spread or Maximum Rate, as each is defined in the Definitions section of the Articles Supplementary; (iv) any change to the Dividend Payment Dates in respect of any Special Rate Period consisting of more than seven Rate Period Days pursuant to Section 2(d)(ii) of Part I of the Articles Supplementary; (v) the authorization, creation or issuance of any class or series of shares ranking prior to or on a parity with the VRDP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding  up of the affairs of the Fund, or the authorization, creation or issuance of additional shares of any series of VRDP Shares in accordance with Section 5(c)(i)(a) of Part I of the Articles Supplementary; (vi) unless the VRDP Shares are redeemed in full prior to the conversion, the conversion of the Fund from a closed-end to an open-end investment company pursuant to Section 5(c)(ii)(A) of Part I of the Articles Supplementary; (vii) any plan of reorganization of the Fund pursuant to Section 5(c)(ii)(B) of Part I of the Articles Supplementary; (viii) the inclusion of Special Redemption Provisions in the Notice of Special Rate Period as described in Section 10(a)(ii) of Part I of the Articles Supplementary; (ix) the modification of the procedures for redemption as described in Section 10(j) of Part I of the Articles Supplementary; (x) any amendment to the Articles Supplementary in connection with the issuance of additional VRDP Shares or the issuance of an additional series of VRDP Shares pursuant to Section 13(a) of Part I of the Articles Supplementary; (xi) the selection of one or more Other Rating Agencies, which prior written consent shall be determined in the Liquidity Provider's good faith discretion; (xii) any change to the Fund's investment objectives, as set forth under "Investment Objective and Policies" in Schedule IV herein, requiring the approval of the holders of a "majority of the Outstanding" (as defined in the 1940 Act) Common Shares and VRDP Shares, voting as a separate class, which prior written consent shall be determined in the Liquidity Provider's good faith discretion; or (xiii) the appointment of a LIBOR Dealer (as defined in the Definitions section of the Articles Supplementary) from time to time.
SECTION 6.03. Notices and Consents Regarding Remarketing Agent and the Tender and Paying Agent.
The Fund shall not, without the Liquidity Provider's prior written consent (which consent shall not be unreasonably withheld), appoint any Person other than the Person defined herein as the Tender and Paying Agent to perform the duties of the Tender and Paying Agent or the Person identified in Schedule I to perform the duties of the Remarketing Agent, in each case in respect of the VRDP Shares.  In addition, the Fund shall require in the Remarketing Agreement that the Remarketing Agent will notify the Liquidity Provider within one (1) Business Day by telephone or Electronic Means, if, at any time, the Remarketing Agent owns any VRDP Shares.
SECTION 6.04. Maintenance of Existence.
The Fund shall continue to maintain its existence as a corporation under the laws of the State of Maryland, with full right and power to issue the VRDP Shares and to execute, deliver and perform its obligations under this Agreement and each other Related Document.
SECTION 6.05. Ratings.
The Fund will use its best efforts to maintain a long-term preferred share rating of the VRDP Shares of Aa3 by Moody's or a long-term preferred share rating of the VRDP Shares of AAA by Fitch (or the highest equivalent ratings category for preferred shares furnished by at least one Rating Agency).
SECTION 6.06. Tax Status of the Fund.
The Fund will qualify as a Regulated Investment Company within the meaning of Section 851(a) of the Code and the dividends made with respect to the VRDP Shares will qualify as tax exempt dividends to the extent designated by the Fund.
SECTION 6.07. Deposit Securities.
Except as otherwise provided with respect to a Failed Remarketing Condition—Purchased VRDP Shares Redemption in Section 6.21 below, if a Notice of Redemption of VRDP Shares has been provided in accordance with the Articles Supplementary, the Fund shall have available Deposit Securities or shall deposit with the Tender and Paying Agent, on the day such Notice of Redemption is provided to Holders, an aggregate amount of Deposit Securities with a Market Value sufficient to redeem the VRDP Shares that are the subject of such notice as provided in the Articles Supplementary.
SECTION 6.08. Payment Obligations.
The Fund shall promptly pay or cause to be paid all amounts payable by it hereunder and under the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement, according to the terms hereof or thereof, shall take such actions as may be necessary to include all payments hereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement, the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement.  All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by the Fund.
SECTION 6.09. Compliance With Law.
The Fund shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a material adverse effect on the Fund's ability to pay when due and otherwise perform its obligations under this Agreement, any of the VRDP Shares, and the other Related Documents.
SECTION 6.10. Maintenance of Approvals: Filings, Etc.
The Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party, except to the extent not doing so would not have a material adverse effect on the Fund's ability to pay when due and otherwise perform its obligations under this Agreement, any of the VRDP Shares or any other Related Documents.
SECTION 6.11. Inspection Rights.
The Fund shall, at any reasonable time and from time to time, upon at least five (5) Business Days advance written notice provided to the Fund, permit the Liquidity Provider or any agents or representatives thereof, at the Fund's expense, to examine the records and books of account related to the transactions contemplated by this Agreement, to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, provided, however, that the Fund shall not be required to pay for more than two inspections per fiscal year.  The Fund will not withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with the Liquidity Provider.
SECTION 6.12. Permitted Liens.
The Fund shall not create or incur or suffer to be incurred or to exist any lien on any other funds, accounts or other property held under the Charter, except (a) as permitted by the Charter or liens arising by operation of law for taxes, assessments or similar governmental charges or levies and liens arising in the ordinary course of business by operation of law and not securing indebtedness, in each case that (x) are not yet due and payable or (y) are being contested in good faith by appropriate proceedings and for which the Fund has set aside on its books adequate reserves with respect thereto in accordance with United States generally accepted accounting principles consistently applied and (b) except for any lien of the Custodian with respect to the payment of its fees or repayment for its advances, any lien that may be incurred in connection with the Fund's use of tender option bonds, futures and forward start swaps and other derivative transactions, and any lien that may be incurred in connection with the Fund's use of alternative forms of leverage for purposes of redeeming all of the Outstanding VRDP Shares, provided that the Fund delivers all of the proceeds raised from the alternative leverage to the Tender and Paying Agent for investment in Deposit Securities for the purpose of redeeming the VRDP Shares, issues a notice of redemption for the VRDP Shares on the day it receives such cash and redeems such VRDP Shares as soon as practicable in accordance with the terms of the Articles Supplementary.
SECTION 6.13. Litigation, Etc.
The Fund shall give prompt notice in writing to the Liquidity Provider of any litigation, administrative proceeding or business development which, if adversely determined, may materially adversely affect its business, properties or affairs and reasonably would impair the ability of the Fund to perform its obligations as set forth hereunder or under any of the Related Documents to which it is a party.
SECTION 6.14. 1940 Act Registration.
The Fund shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.
SECTION 6.15. Purchase by Affiliates.
The Fund shall not permit or cause to be permitted the Investment Adviser, affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a purchase of VRDP Shares which are to be cancelled within 10 days of purchase by the Fund), and Persons over which the Investment Adviser, or affiliated persons (as defined in Section 2(a)(3) of the 1940 Act) of the Investment Adviser, exercise discretionary investment or voting authority (other than the Fund, in the case of a purchase of VRDP Shares which are to be cancelled within 10 days of purchase by the Fund), to purchase VRDP Shares without the prior written consent of the Liquidity Provider, and any such purchases without such consent shall be void ab initio.
SECTION 6.16. Eligible Assets.
The Fund shall make investments only in Eligible Assets in accordance with the Fund's investment objectives and the investment policies as set forth under "Investment Objective and Policies" in Schedule IV herein.
SECTION 6.17. Credit Quality.
Unless the Fund receives the prior written consent of the Liquidity Provider (such consent to be determined in the Liquidity Provider's good faith discretion), the Fund will, under normal market conditions, invest at least 75% of its Managed Assets in Municipal Obligations that, at the time of investment, are rated within the four highest grades (Baa or BBB or better) by at least one NRSRO or are unrated but judged to be of comparable quality by the Investment Adviser; provided, however, that the Fund may invest up to 100% of its Managed Assets in securities issued by money market funds that invest exclusively in Eligible Assets.
SECTION 6.18. Leverage Ratio.
Unless the Fund receives the prior written consent of the Liquidity Provider, the Fund's Effective Leverage Ratio shall not exceed 45%; provided, however in the event that the Fund's Effective Leverage Ratio exceeds 45% as of the close of business on any Business Day (i) solely by reason of fluctuations in the market value of its portfolio securities, in such event and to the extent the Effective Leverage Ratio exceeds 46% as of the close of business on any Business Day and (ii) in any event other than an event described in the immediately preceding clause (i), the Fund shall cause its Effective Leverage Ratio to be 45% or lower within ten (10) Business Days ("Effective Leverage Ratio Cure Period").
SECTION 6.19. Engagement of Remarketing Agent and Tender and Paying Agent.
The Fund will use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with expertise in remarketing adjustable rate securities and a Tender and Paying Agent, as provided in Section 2.01 of this Agreement.
SECTION 6.20. [Intentionally Omitted]
SECTION 6.21. Failed Remarketing Condition—Purchased VRDP Shares Redemption.
If the Liquidity Provider acquires any VRDP Shares pursuant to the Purchase Obligation and continues to be the beneficial owner for federal income tax purposes of such Purchased VRDP Shares for a continuous period of six months during which such Purchased VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed pursuant to such Remarketings (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such Purchased VRDP Shares), the Fund shall effect a Failed Remarketing Condition—Purchased VRDP Shares Redemption out of funds legally available for the redemption of the Purchased VRDP Shares that are subject to the Failed Remarketing Condition--Purchased VRDP Shares Redemption and in accordance with any other applicable law restrictions that apply to redemptions of stock; provided, that, as of the date of redemption: (i) to the extent any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider, the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement with Bank of America, N.A., or any successor or permitted assign; and (ii) to the extent (a) any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider and (b) the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement with Bank of America, N.A., or any successor or permitted assign, the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition— Purchased VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) shall have made written affirmation to the Fund not later than the Business Day immediately preceding the Redemption Date to the effect that the Liquidity Provider is in compliance with the Purchase Obligation in accordance with its terms.  Notwithstanding the foregoing proviso, any failure or delay by the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition— Purchased VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) to deliver the affirmation referred to in the foregoing proviso shall not relieve the Fund of its obligation to effectuate a Failed Remarketing Condition— Purchased VRDP Shares Redemption and shall only result in a delay by the Fund to effectuate a Failed Remarketing Condition— Purchased VRDP Shares Redemption until one (1) Business Day following the date that such Liquidity Provider delivers such affirmation or such affirmation is no longer required.  The six-month holding period for Purchased VRDP Shares acquired and continuously held as a result of a continuing Failed Remarketing Condition—Purchased VRDP Shares will be determined by the Fund on a first-in, first-out basis.
The Fund shall effect a Failed Remarketing Condition—Purchased VRDP Shares Redemption on the Redemption Date fixed by the Fund therefor, which date will not be later than three (3) Business Days after the expiration of the six-month period, except that if the Fund does not have funds legally available for the redemption of all of the required number of Purchased VRDP Shares which are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption or the Fund otherwise is unable as a result of applicable law restrictions that apply to redemptions of stock to effect such redemption, on or prior to three Business Days after the expiration of the six-month period, the Fund will redeem those Purchased VRDP Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption out of legally available funds in respect of stock and in accordance with applicable law restrictions that apply to redemptions of stock.
Notwithstanding anything expressed or implied to the contrary in this Agreement, nothing outside of this Section 6.21 or Section 6.23 shall confer upon the Liquidity Provider any rights to a redemption of Purchased VRDP Shares (other than the rights provided to Holders under the Articles Supplementary).
SECTION 6.22. Failed Remarketing Condition Liquidity Account.
(a) Upon the occurrence and continuance of a Failed Remarketing Condition—Purchased VRDP Shares with respect to any VRDP Shares, by the fifth Business Day following delivery of notice thereof from the Liquidity Provider in accordance with Section 7.08(c) of this Agreement, the Fund shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Fund (a "Liquidity Account") Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of such Purchased VRDP Shares.  If, while the Failed Remarketing Condition—Purchased VRDP Shares with respect to such Purchased VRDP Shares is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares as of the close of business on any Business Day is less than 110% of the Liquidation Preference of such Purchased VRDP Shares, then the Fund shall cause the Custodian and the Investment Adviser to take all such necessary actions, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares is at least equal to 110% of the Liquidation Preference of such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day.  With respect to assets of the Fund segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian with a copy to the Liquidity Provider on any date to release any Liquidity Account Investments with respect to any Purchased VRDP Shares from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Fund segregated as Liquidity Account Investments with respect to such Purchased VRDP Shares at the close of business on such date have a Market Value at least equal to 110% of the Liquidation Preference of such Purchased VRDP Shares and (ii) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value at least equal to the Liquidity Requirement (if any) determined in accordance with subsection (b) below with respect to such Purchased VRDP Shares for such date.  The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Purchased VRDP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.  Notwithstanding anything expressed or implied to the contrary herein, the assets of the Liquidity Account shall continue to be assets of the Fund subject to the interests of all creditors and shareholders of the Fund.
(b) Subject to notice having been received as referred to in subsection (a) above, the Market Value of the Deposit Securities held in the Liquidity Account for any Purchased VRDP Shares, from and after the day (or, if such day is not a Business Day, the next succeeding Business Day) preceding the expiration of the six-month period for the Failed Remarketing Condition—Purchased VRDP Shares applicable to such Purchased VRDP Shares (which, for the avoidance of doubt, may result in multiple six month periods, each in respect of a Failed Remarketing Condition—Purchased VRDP Shares in respect of applicable Purchased VRDP Shares) specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for such Purchased VRDP Shares set forth below opposite such day (the "Liquidity Requirement"), but in all cases subject to the cure provisions of subsection (c) below:
Number of Days* Preceding the Six-Month Anniversary of the Liquidity Provider's Purchase ________________	Value of Deposit Securities as Percentage of Liquidation Preference ___________________________________
150	20%
120	40%
90	60%
60	80%
30 *Or if such day is not a Business Day, the next succeeding Business Day	100%

(c) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Purchased VRDP Shares for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Purchased VRDP Shares, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Purchased VRDP Shares is at least equal to the Liquidity Requirement for such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day.
(d) The Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares may be applied by the Fund, in its discretion, towards payment of the Redemption Price for such Purchased VRDP Shares.  Upon the earlier to occur of (i) the successful remarketing of the Purchased VRDP Shares or (ii) the deposit by the Fund with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of such Purchased VRDP Shares on the Redemption Date for such Purchased VRDP Shares, the requirement of the Fund to maintain a Liquidity Account for such Purchased VRDP Shares as contemplated by this Section 6.22 shall lapse and be of no further force and effect.
SECTION 6.23. Maintenance of Minimum VRDP Shares Asset Coverage.
The Fund shall maintain Minimum VRDP Shares Asset Coverage of 225% or, if it does not cure a failure to maintain the Minimum VRDP Shares Asset Coverage by the Minimum VRDP Shares Asset Coverage Cure Date, the Fund shall immediately commence a redemption of VRDP Shares, as provided in Section 10(b)(i) of Part I of the Articles Supplementary, out of funds legally available for the redemption of VRDP Shares and in accordance with any other applicable law restrictions that apply to redemptions of stock.
SECTION 6.24. Issuance of Senior Securities.
For so long as any VRDP Shares are Outstanding, the Fund shall not issue or suffer to exist any other "senior security" (as defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Liquidity Provider) of the Fund, except as may be otherwise mutually agreed upon by the Fund and the Liquidity Provider or that may be issued in connection with the Fund's redemption of all of the Outstanding VRDP Shares, provided that the Fund delivers all of the proceeds raised from such issuance to the Tender and Paying Agent for investment in Deposit Securities for the purpose of redeeming the VRDP Shares, issues a notice of redemption for the VRDP Shares on the day it receives such cash and redeems such VRDP Shares as soon as practicable in accordance with the terms of the Articles Supplementary.
SECTION 6.25. Satisfaction of Conditions to Closing Date.
The Fund shall use commercially reasonable efforts to satisfy the conditions set forth in Section 3.01; provided, however, that nothing shall limit the Board from acting in accordance with their fiduciary duties with respect to any determination whether to issue VRDP Shares or otherwise.
ARTICLE VII
COVENANTS OF THE LIQUIDITY PROVIDER
The Liquidity Provider agrees that, from the Closing Date, so long as there is any commitment under the VRDP Shares Purchase Agreement or any amount payable under the VRDP Shares Purchase Agreement or under any VRDP Shares remains outstanding:
SECTION 7.01. Proceedings.
The Liquidity Provider will deliver to the Fund as promptly as practicable notice of any filed action, suit or proceeding or any commenced investigation actually known to the Liquidity Provider, including any that is pending against the Liquidity Provider in any court or before any governmental authority (i) in any way contesting or affecting the validity of this Agreement or the VRDP Share Purchase Agreement, including without limitation, the Purchase Obligation; or (ii) in which a reasonably expected final adverse decision would have the effect of making the Liquidity Provider unable to perform its obligations under this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.

SECTION 7.02. Waiver.
In the event of a termination of the VRDP Shares Purchase Agreement as a result of a Termination Event, the Liquidity Provider agrees to waive its right with respect to Purchased VRDP Shares to exercise the Purchase Obligation provided by any subsequent Liquidity Provider; provided, however, that any Purchased VRDP Shares that are subsequently sold by the Liquidity Provider in a successful Remarketing shall at the time of such sale and thereafter have the full benefit of the Purchase Obligation of any subsequent Liquidity Provider; and, provided, further, that any Purchase Obligation of a subsequent Liquidity Provider with respect to the Purchased VRDP Shares shall be on parity with the Purchase Obligation of such Liquidity Provider with respect to all other Outstanding VRDP Shares.
SECTION 7.03. Payment Obligations.
The Liquidity Provider shall promptly pay or cause to be paid all amounts payable by it under the VRDP Shares Purchase Agreement according to the terms thereof.  The obligation of the Liquidity Provider under the VRDP Shares Purchase Agreement shall be unconditional and irrevocable in accordance with the provisions thereof, without regard to, without limitation, any failure of the representations, warranties, agreements or performance of the Tender and Paying Agent set forth therein or of the Fund set forth or incorporated by reference in this Agreement or in any Related Documents.
SECTION 7.04. Compliance With Law.
The Liquidity Provider shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a material adverse effect on the Liquidity Provider's ability to perform when due the Purchase Obligation or its other obligations under the Related Documents.
SECTION 7.05. Maintenance of Approvals: Filings, Etc.
The Liquidity Provider shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents.
SECTION 7.06. No Amendment Without Consent of the Fund.
Without the prior written consent of the Fund, the Liquidity Provider will not agree or consent to any amendment, supplement, modification or repeal of the VRDP Shares Purchase Agreement, nor waive any provision thereof.
SECTION 7.07. Intentionally Omitted.
SECTION 7.08. Additional Information.
The Liquidity Provider will deliver or cause to be delivered to the Fund:
(a) as promptly as practicable after the preparation thereof, each publicly available financial statement prepared with respect to the Liquidity Provider, which delivery shall be deemed to have been made upon electronic availability to the public of any such document;
(b) as soon as reasonably practicable upon the request of the Fund, any Remarketing Materials required of the Liquidity Provider pursuant to Section 2.03(b); and
(c) as promptly as practicable after the purchase of VRDP Shares pursuant to a Failed Remarketing Condition or the sale of such Purchased VRDP Shares, written notice thereof (which notice shall also be provided to the Remarketing Agent in the case of any such sale other than through a Remarketing), specifying, as applicable, the commencement or conclusion of the Failed Remarketing Condition, the date of purchase or sale and number of VRDP Shares purchased or sold;
provided, however, that any failure of the Liquidity Provider to deliver any of the foregoing notices shall not relieve the Fund of its obligation to adjust the Applicable Rate to the Maximum Rate and to pay any amounts due on the Purchased VRDP Shares.
If at any time the Liquidity Provider's bank holding company is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Liquidity Provider shall furnish, or cause to be furnished, to Holders and Beneficial Owners of VRDP Shares and prospective purchasers of VRDP Shares, upon request, information with respect to the Liquidity Provider satisfying the requirements of subsection (d)(4) of Rule 144A.
SECTION 7.09. Obligation to Execute Related Documents.
The Liquidity Provider shall execute each of the Related Documents to which it is a party if, on the Closing Date, to the extent (a) such Related Documents have been delivered to the Liquidity Provider (i) in the forms attached hereto as Exhibit E or (ii) with such changes as agreed to by the Liquidity Provider in its sole discretion in good faith and (b) the conditions specified in Sections 3.01 have been satisfied.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01. Notices.
All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or e-mail address set forth below or such other address or telecopy number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties.  Each such notice, request or other communication shall be effective (i) if given by mail, upon receipt, or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Liquidity Provider under Section 6.01 shall not be effective until received in writing; except as otherwise specified, notices under Section 6.01 may be given by telephone to the Liquidity Provider at the telephone numbers listed below (or such other telephone numbers as may be designated by the Liquidity Provider, by written notice to the Fund, to receive such notice), immediately confirmed in writing, including by fax or electronic mail.  The notice address for each party is specified below:
(a) if to the Fund:
BlackRock Muni New York Intermediate Duration Fund, Inc.
100 Bellevue Parkway
Wilmington, DE 19808-3700
Attention: Accounting Custody
Telephone: (302) 797-6179
Telecopy: (302) 797-2455
Email: Accounting.Custody@blackrock.com
(b) if to the Liquidity Provider:
Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036

Attention:    Thomas Visone
Jason Strand
Todd Blasiak
Michael Jentis
Lisa Irizarry

Telephone:   (212) 449-7358 (Visone, Blasiak, Irizarry)
(980) 386-4161 (Strand)
(212) 4498300 (Jentis)

Email:            thomas.visone@baml.com
jason.strand@bankofamerica.com
todd.blasiak@baml.com
lisa.m.irizarry@baml.com
michael.jentis@baml.com
DG.pfloats@baml.com

Wire Instructions:

Bank of America
ABA 026009593
New York, NY
Acct. # 1366212250600
Attn: Corporate Credit Service

Deal Name:  XXXXXX

SECTION 8.02. No Waivers.
(a) The obligations of the Fund hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the VRDP Shares or any other Related Document).  The rights of the Liquidity Provider hereunder are separate from and in addition to any rights that any Holder or Beneficial Owner of any VRDP Shares may have under the terms of such VRDP Shares or any Related Document or otherwise.
(b) No failure or delay by the Fund or the Liquidity Provider in exercising any right, power or privilege hereunder or under any other Related Document or the VRDP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No failure or delay by the Fund or the Liquidity Provider in exercising any right, power or privilege under or in respect of the VRDP Shares or any other Related Document shall affect the rights, powers or privileges of the Fund or the Liquidity Provider hereunder or thereunder or shall operate as a limitation or waiver thereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 8.03. Expenses and Indemnification.
(a) The Fund shall upon demand either, as the Liquidity Provider may require, pay in the first instance or reimburse the Liquidity Provider (to the extent that payments for the following items are not made under the other provisions hereof) for (i) the reasonable fees, expenses, and disbursement of the Liquidity Provider (including reasonable fees and costs of outside counsel) incurred by the Liquidity Provider in connection with the execution, delivery and performance of this Agreement and the other Related Documents and other instruments mentioned herein, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel) incurred by the Liquidity Provider in connection with the enforcement of or preservation of rights under this Agreement or the other Related Documents.  The Fund shall not be responsible under clause (ii) above for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for the Liquidity Provider, unless the Liquidity Provider shall have concluded that there are legal defenses available to it that are different from or additional to those available to the Fund.
(b) The Fund agrees to indemnify and hold harmless the Liquidity Provider and each other Indemnified Person of the Liquidity Provider from and against any losses, claims, damages, liabilities or expenses incurred by them (including reasonable fees and disbursements of outside counsel) which (i) are related to or arise out of (A) any untrue statements or alleged untrue statements of a material fact made or any statements of a material fact omitted or alleged to have been omitted to be made in any Remarketing Memorandum or any of the Remarketing Materials and required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not materially misleading and excluding any statement of omissions related to the Liquidity Provider Information (including in each case any documents incorporated by reference therein), (B) actions taken or omitted to be taken by the Fund or its affiliates in connection with the transactions contemplated by this Agreement, the VRDP Shares Purchase Agreement, the Tender and Paying Agent Agreement, the VRDP Shares Remarketing Agreement or any other Related Document, (C) actions taken or omitted to be taken by the Liquidity Provider or another Indemnified Person of the Liquidity Provider at the indemnifying party's direction or with the indemnifying party's consent in conformity with the indemnifying party's actions or omissions or (ii) are otherwise related to or arise out of this Agreement and the Related Documents, including modifications or future additions to this Agreement and any other Related Documents, any lawsuits by shareholders of the Fund and any violation of any applicable law by the Fund and to promptly reimburse the Liquidity Provider or any other Indemnified Person of the Liquidity Provider for all expenses (including reasonable fees and disbursements of outside counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any such Indemnified Person is a party.  The indemnifying party will not, however, be responsible for any losses, claims, damages, liabilities or expenses of any such Indemnified Person pursuant to clause (ii) of the preceding sentence to the extent the same resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or to the extent the same resulted from any failure by the Liquidity Provider to perform the Purchase Obligation in accordance with the terms of the VRDP Shares Purchase Agreement, which failure has not been the proximate result of, or caused by, a breach by the Fund of its obligations under this Agreement, as determined in a non-appealable final judgment by a court of competent jurisdiction.
(c) The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons of the other party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, liabilities, damages and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund on the one hand and the Liquidity Provider on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Fund on the one hand and the Liquidity Provider on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations; provided that in any event the aggregate contribution of the Liquidity Provider and its Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of fees actually received by the Liquidity Provider from the Fund pursuant to the proposed transactions giving rise to this Agreement (unless such losses, claims, damages, liabilities or expenses were caused by the gross negligence, bad faith or willful misconduct of the Liquidity Provider or one or more of its Indemnified Persons.  For purposes of determining the relative benefits to the Fund on the one hand, and the Liquidity Provider on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Fund pursuant to the transactions, whether or not consummated, for which the Liquidity Provider is providing services as provided in this Agreement bears to (ii) the fees paid or proposed to be paid by the Fund or on the Fund's behalf to the Liquidity Provider in connection with the proposed transactions giving rise to or contemplated by this Agreement.  No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.  The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.
(d) If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify).  The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person.  The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of the other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the  indemnifying party and any counsel designated by the indemnifying party.
Each party further agrees that it will not, without the prior written consent of the other party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each other Indemnified Person from all liability and obligations arising therefrom.  The Fund further agrees that neither the Liquidity Provider, nor any of its affiliates, nor any directors, officers, partners, employees, agents, representatives or control persons of the Liquidity Provider or any of its affiliates shall have any liability to the Fund arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from the Liquidity Provider's gross negligence, bad faith or willful misconduct.  No party shall be responsible or liable to the other party or any other person for consequential, special or punitive damages which may be alleged as a result of this Agreement.
(e) Nothing in this Section is intended to limit any party's obligations contained in other parts of this Agreement or the VRDP Shares.  Neither the Fund  nor the Liquidity Provider will refer to the other in any materials used in marketing the VRDP Shares other than any Remarketing Memorandum without the prior written consent of the other.
SECTION 8.04. Amendments and Waivers.
Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Fund and the Liquidity Provider.
SECTION 8.05. Successors and Assigns.
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party hereto may assign or otherwise transfer any of its rights under this Agreement, by operation of law or otherwise, without the prior written consent of the other party.  Any assignment without such prior written consent shall be void.
SECTION 8.06. Term of this Agreement.
(a) Subject to subsections (b) and (c) below, this Agreement shall terminate on the later of (i) the earliest of (x) the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) and (y) the reduction of the Available Commitment of the Liquidity Provider to zero; and (ii) the date of payment of all sums payable by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement (irrespective of the Liquidity Provider's obligations under Section 2.05 of the VRDP Shares Purchase Agreement); and notwithstanding any termination of this Agreement, Section 2.05 (with respect to previously accrued but unpaid fees), Section 6.01 (p), (q) and (s), Section 6.02, Section 6.05, Section 6.06, Section 6.08, Section 6.14, Section 6.16, Section 6.17, Section 6.18, Section 6.19, Section 6.21, Section 6.22, Section 6.23 and Section 6.24 of Article VI (Covenants of the Fund), Section 8.03 (Expenses and Indemnification), Section 8.07 (Governing Law) and Section 8.08 (Waiver of Jury Trial) of this Article VIII (Miscellaneous) shall remain in full force and effect; provided that the foregoing sections of Article VI (Covenants of the Fund) shall survive termination of this Agreement only until such time that the Liquidity Provider no longer owns any VRDP Shares purchased pursuant to the Purchase Obligation and Section 8.15 shall only remain in full force and effect for one (1) year after termination of this Agreement.
(b) Notwithstanding the foregoing, (i) the Fund may terminate this Agreement prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) in accordance with this Section 8.06(b) as of the Liquidity Provider Ratings Event Termination Date specified by notice in writing to the Liquidity Provider following the occurrence of a  Liquidity Provider Ratings Event or (ii) this Agreement shall terminate prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) as of a Related Party Termination Date upon the occurrence of a Related Party Termination Event; provided that, notwithstanding any termination of this Agreement, Section 6.01 (p), (q) and (s), Section 6.02, Section 6.05, Section 6.06, Section 6.08, Section 6.14, Section 6.16, Section 6.17, Section 6.18, Section 6.19, Section 6.21, Section 6.22, Section 6.23 and Section 6.24 of Article VI (Covenants of the Fund), Section 8.03 (Expenses and Indemnification), Section 8.07 (Governing Law) and Section 8.08 (Waiver of Jury Trial) of this Article VIII (Miscellaneous) shall remain in full force and effect; provided that the foregoing sections of Article VI (Covenants of the Fund) shall survive termination of this Agreement only until such time that the Liquidity Provider no longer owns any VRDP Shares purchased pursuant to the Purchase Obligation and Section 8.15 shall only remain in full force and effect for one (1) year after termination of this Agreement.
(c) No expiration or termination of this Agreement shall be effective, so long as VRDP Shares are Outstanding, until the completion of a Mandatory Purchase in respect thereof, if then required under the Articles Supplementary, including the purchase by the Liquidity Provider of any VRDP Shares required to be purchased by it as a result thereof pursuant to the VRDP Shares Purchase Agreement.
SECTION 8.07. Governing Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles that would require the application of the laws of another jurisdiction.
THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.
SECTION 8.08. Waiver of Jury Trial.
The Fund and the Liquidity Provider hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement.
SECTION 8.09. Counterparts.
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 8.10. Beneficiaries.
This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.
SECTION 8.11. Entire Agreement.
This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.
SECTION 8.12. Inconsistency Between Documents.
In the event of any inconsistency between this Agreement and the Articles Supplementary, including with respect to the taking of any action or the consent required for any such action, this Agreement shall govern.
SECTION 8.13. Regulatory Matters.
Each party hereto acknowledges and agrees that it shall not be a condition precedent to the Purchase Obligation that any seller of VRDP Shares demonstrate or account for any loss.
SECTION 8.14. Nonpetition Covenant.
Notwithstanding any prior termination of this Agreement, Bank of America, N.A., solely in its capacity as Liquidity Provider, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke the process of any court or government authority for the purpose of commencing a case against the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Liquidity Provider from taking any action prior to the expiration of the aforementioned one year and one day period in (x) any case or proceeding voluntarily filed or commenced by the Fund, (y) any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Liquidity Provider, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.
SECTION 8.15. Confidentiality.
All information, whether oral, written, via computer disk or electronic media or otherwise, to which it is given access or is made available to it by the other party (including by such other party's agents and representatives) in connection with the transactions contemplated by this Agreement or any other Related Document is referred to as "Confidential Information".  Confidential Information shall include, without limitation, all technology,  processes, trade secrets, contracts, proprietary information, portfolio information, historical and projected financial information, operating data and organizational cost structures, strategic or management plans, customer information and customer lists, whether received before or after the date hereof.  Confidential Information shall also include information of or relating to any parent, subsidiary or affiliate of a party.
Each party agrees to hold all Confidential Information in confidence, that it will not disclose any Confidential Information to any person, other than directors, trustees, officers, employees, agents or representatives (including those of a legal nature) (collectively, the "Representatives") who have a need to know such information in connection with the transactions contemplated by this Agreement or any other Related Document (the "Transactions"), and that it will not use any such Confidential Information for purposes other than in connection with the Transactions.  For the avoidance of doubt, any Ratings Agency rating the VRDP Shares at the request of the Fund shall not be deemed to be a Representative for purposes of this Section 8.15 and will not be subject to the obligations of this Section 8.15.  Each party agrees to inform its Representatives of the confidential and valuable nature of the Confidential Information and of its obligations under this Section 8.15.  Each party shall be responsible and liable for any breach of this Section 8.15 by its Representatives.  Each party agrees to use reasonable care and implement reasonable controls, but in all events at least the same degree of care and controls that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure or availability of Confidential Information.
It is understood and agreed that no information shall be within the protection of this Section 8.15 where such information: (a) is or becomes publicly available through no fault of either party or its Representatives, (b) is authorized to be released by the disclosing party, (c) is rightly obtained from a third party, who, to the receiving party's knowledge, is not under obligation of confidentiality, (d) is required to be disclosed as a matter of law or legal process or (e) is made available to any regulatory body.  Furthermore, the obligations of confidentiality set out in this Section 8.15 shall not extend to Confidential Information that is disclosed to Holders or Beneficial Owners or potential Holders or Beneficial Owners, in each case in their capacity as such, in the Remarketing Memorandum or the Remarketing Materials, in notices to Holders or Beneficial Owners pursuant to one or more of the Related Documents or pursuant to the Fund's or the Liquidity Provider's informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission.
In the event that either party to this Agreement or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, regulatory request or demand, civil investigative demand or similar process ("Legal Process")) to disclose any of the Confidential Information, such party may disclose such Confidential Information to the extent legally required; provided, however, that the Liquidity Provider shall, to the extent permitted by law, rule and regulation and reasonably practicable, notify the Fund prior to such disclosure by the Liquidity Provider so that the Fund may seek, at the Fund's expense, a protective order or other appropriate remedy; provided, further, that the Liquidity Provider will have no liability to the Fund for failure to provide such notice.  In the absence of such protective order, other remedy or waiver by the Fund, the Liquidity Provider may disclose such Confidential Information to the extent legally required.  Notwithstanding anything to the contrary contained herein, either party and its affiliates may disclose Confidential Information, without notice to the other party, to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the party's business or that of its affiliates in connection with the exercise of such authority or claimed authority.  Nothing herein shall require a party to fail to honor any Legal Process on a timely basis.
In the event that this Agreement is terminated, or at any time upon request, each party agrees to return promptly or destroy all copies of the Confidential Information without retaining any copies thereof and to destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information.  Provided however each party will be permitted to retain all or any portion or the Confidential Information to comply with its governing laws, regulations or internal policies.  Such Confidential Information shall remain subject to the confidentiality obligations set forth in this Section 8.15.
Inasmuch as any breach of this Section 8.15 may result in immediate and irreparable injury, it is recognized and agreed that each party shall be entitled to equitable relief, including injunctive relief and specific performance, in addition to all other remedies available at law.  Further, all obligations, rights and remedies hereunder shall survive any return or destruction of the Confidential Information and any termination of this Agreement; provided, however, that all obligations, rights and remedies hereunder shall survive the termination of this Agreement and remain in full force and effect for one (1) year after the termination of this Agreement.
It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this Section 8.15 shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Section 8.15.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC.
By: ___/s/ Jonathan Diorio ______________
       Name: Jonathan Diorio
       Title: Vice President

BANK OF AMERICA, N.A.

By: ____/s/ Thomas J. Visone ____________
       Name: Thomas J. Visone
       Title: Authorized Signatory

SCHEDULE I
Description of VRDP Shares:	296 Series W-7 Variable Rate Demand Preferred Shares, par value $0.10 per share, with a liquidation preference of $100,000 per share.
Remarketing Agent:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE II
LITIGATION
None

SCHEDULE III
TERMS OF THE CURRENT SPECIAL RATE PERIOD
ARTICLE I
DEFINITIONS
 The following defined terms shall apply to this Agreement only during the Current Special Rate Period:
"Affiliate" means, for purposes of Section 3.01, 3.02 and 3.04 of this Schedule III, with respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, trustee, officer, employee or general partner (a) of such Person, (b) of any majority-owned subsidiary or parent company of such Person or (c) of any Person described in clause (i) above.  For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote more than 25% of the securities having ordinary voting power for the election of directors or trustees of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  For the avoidance of doubt, the term "Affiliate" shall include a TOB Trust of which BANA and/or one or more of its Affiliates collectively owns a majority of the residual interests.
"Applicable Law" means the laws of the State of Maryland (including, without limitation, the Maryland General Corporation Law) and the federal law of the United States of America (including, without limitation, the 1940 Act)
"BANA" means, unless the context indicates otherwise, Bank of America, N.A., in its individual capacity and not in its capacity as Liquidity Provider.
"Excluded Transfer" means any transfer of VRDP Shares (a) to a TOB Trust in which BANA and/or its Affiliates collectively own all of the residual interests, (b) in connection with a distribution in-kind to the holders of securities of or receipts representing an ownership interest in any TOB Trust in which BANA and/or its Affiliates own collectively all of the residual interests, provided that such distribution in-kind is pursuant to a mandatory termination of such TOB Trust under the documents governing such TOB Trust and such mandatory termination results from objective events or conditions outside of the control of BANA, its Affiliates and any holder of ownership interest in such TOB Trust, (c) in connection with a repurchase financing transaction, (d) relating to a collateral pledge arrangement, (e) to a Person who, after giving effect to such transfer, together with any affiliated person (as defined in the 1940 Act) of such Person, will own, hold or control with power to vote, not more than 25% of the Outstanding VRDP Shares or (f) to BANA or an Affiliate of BANA.
"Maximum Rate," "SRP Applicable Rate" and "SRP Calculation Date" shall have the meaning given to such terms in the Current Notice of Special Rate Period.
ARTICLE II
FEES DURING CURRENT SPECIAL RATE PERIOD; CALCULATION OF DIVIDENDS, AND OPTIONAL AND MANDATORY TENDERS
(a) The fee rate of 0.70% set forth in Section 2.05(a) of this Agreement replaced with a fee rate of 0.01% per annum during the Current Special Rate Period.
(b) Section 2.07 of this Agreement shall not be applicable during the Current Special Rate Period.
(c) For the avoidance of doubt, during the Current Special Rate Period, the dividend rate on the VRDP Shares shall be calculated in accordance with the Current Notice of Special Rate Period attached as Annex A to this Schedule III.
(e) During the Current Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.
(f) During the Current Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.
(g) Section 2 of Exhibit D to this Agreement shall be inapplicable during the Current Special Rate Period.
ARTICLE III
ADDITIONAL PROVISIONS APPLICABLE DURING SPECIAL RATE PERIOD
Except as otherwise expressly provided herein, each of the provisions of this Article III shall be applicable only during the Current Special Rate Period.
SECTION 3.01. Voting Rights.
(a) From (and including) the first day of the Current Special Rate Period to (and excluding) the last day thereof, and for so long as BANA together with any of its Affiliates  individually or in the aggregate own at least 20% of the Outstanding VRDP Shares and the Fund has not failed to pay dividends on the VRDP Shares for two years, BANA, to the extent it owns any VRDP Shares, shall enter into and maintain, and cause such Affiliates that own any VRDP Shares to enter into and maintain, in full force and effect a voting trust agreement in substantially the form attached as Annex B to this Schedule III (a "Voting Trust Agreement") and thereby convey into the voting trust governed by the Voting Trust Agreement ) (the "Voting Trust"), the right to vote all of its VRDP Shares owned by it and such Affiliates as of the first day of the Current Special Rate Period or acquired any time thereafter and so owned, with respect to:
i.
the election of the two members of the Board for which Holders of VRDP Shares are exclusively entitled to vote under Section 18(a)(2)(C) of the 1940 Act and all other rights given to Holders of VRDP Shares with respect to the election of the Board of the Fund;

ii.
the conversion of the Fund from a closed-end management investment company to an open-end fund, or to change the Fund's classification from diversified to non-diversified, each pursuant to Section 13(a)(1) of the 1940 Act (any of the foregoing, a "Conversion"), together with any additional voting or consent right under the Articles Supplementary that relates solely to any action or amendment to the Articles Supplementary that is so closely related to the Conversion that it would be impossible to give effect to the Conversion without implicating such additional voting or consent right; provided that any such additional voting or consent right shall not include any voting or consent right related to satisfying any additional term, condition or agreement which the Conversion is conditioned upon or subject to or, for the avoidance of doubt, any voting or consent right relating to any amendment or waiver of Section 6, 7 or 10 of the Articles Supplementary or any definitions relevant to any such Section;

iii.
the deviation from a policy in respect of concentration of investments in any particular industry or group of industries as recited in the Fund's registration statement, pursuant to Section 13(a)(3) of the 1940 Act (a "Deviation"), together with any additional voting or consent right under the Articles Supplementary that relates solely to any action or amendment to the Articles Supplementary that is so closely related to the Deviation that it would be impossible to give effect to the Deviation without implicating such additional voting or consent right; provided that any such additional voting or consent right shall not include any voting or consent right related to satisfying any additional term, condition or agreement which the Deviation is conditioned upon or subject to or, for the avoidance of doubt, any voting or consent right relating to any amendment or waiver of Section 6, 7 or 10 of the Articles Supplementary or any definitions relevant to any such Section; and

iv.
borrowing money, issuing senior securities, underwriting securities issued by other Persons, purchasing or selling real estate or commodities or making loans to other Persons other than in accordance with the recitals of policy with respect thereto in the Fund's registration statement, pursuant to Section 13(a)(2) of the 1940 Act (any of the foregoing, a "Policy Change"), together with any additional voting or consent right under the Articles Supplementary that relates solely to any action or amendment to the Articles Supplementary that is so closely related to the Policy Change that it would be impossible to give effect to the Policy Change without implicating such additional voting or consent right; provided that any such additional voting or consent right shall not include any voting or consent right related to satisfying any additional term, condition or agreement which the Policy Change is conditioned upon or subject to or, for the avoidance of doubt, any voting or consent right relating to any amendment or waiver of Section 6, 7 or 10 of the Articles Supplementary, Section 6.24 of this Agreement or any definitions relevant to any such section.

Each voting right set forth in clauses (i) through (iv) above is referred to herein as a "Voting Right."
(b) At all times that Voting Rights are subject to the Voting Trust Agreement, BANA or its Affiliate or designee will be the registered owner or Beneficial Owner of the VRDP Shares.  If any dividend or other distribution in respect of the VRDP Shares is paid, such dividend or distribution will be paid directly to BANA or its Affiliate or designee owning such VRDP Shares; provided that any additional VRDP Shares subsequently acquired by BANA or its Affiliate will become part of the VRDP Shares covered by the Voting Trust Agreement.
(c) The Voting Rights of BANA and its Affiliates shall remain subject to the Voting Trust Agreement during the Current Special Rate Period for so long as BANA and its Affiliates collectively are the Beneficial Owners in the aggregate of 20% or more of the Outstanding VRDP Shares.
(d) At all times that the Voting Rights are subject to the Voting Trust Agreement, BANA, to the extent it is a Beneficial Owner of any VRDP Shares, shall irrevocably appoint and constitute, and shall cause each of its Affiliates that are Beneficial Owners of any VRDP Shares (other than a TOB Trust to the extent BANA or an Affiliate (other than such trust) thereof and not such trust exercises the Voting Rights in respect of the VRDP Shares held by such trust) to irrevocably appoint and constitute the trustee under the Voting Trust Agreement (the "Trustee") as its attorney-in-fact and agrees, and agrees to cause each of such Affiliates, to grant the Trustee one or more irrevocable proxies with respect to the Voting Rights and further agrees, and agrees to cause each of such Affiliates, to renew any such proxies that may lapse by their terms while the VRDP Shares are still subject to the Voting Trust Agreement.
(e) Notwithstanding the above provisions of this Section 3.01, upon the transfer of VRDP Shares during the Current Special Rate Period by BANA or any Affiliate thereof to any third party (other than a transfer to an Affiliate thereof, in which case such VRDP Shares shall remain subject to the Voting Trust Agreement), such VRDP Shares shall no longer be subject to the Voting Trust Agreement; provided, however, in connection with an Excluded Transfer:
i.
of the type specified in clause (a) of the definition of Excluded Transfer, the VRDP Shares shall remain subject to the Voting Trust Agreement until such time as the Fund, upon the request of BANA or the relevant Affiliate, enters into a voting arrangement satisfying Section 12(d)(1)(E)(iii) of the 1940 Act;

ii.
of the type specified in clauses (c) or (d) of the definition of Excluded Transfer, to the extent BANA or any of its Affiliates retains the right to vote or direct voting in connection with such transactions, the VRDP Shares shall remain subject to the Voting Trust Agreement until such time as there is a default by BANA or such Affiliate under the related repurchase transaction or collateral pledge arrangement; and

iii.
of the type specified in clauses (c) or (d) of the definition of Excluded Transfer, to the extent BANA or any of its Affiliates does not retain the right to vote or direct voting of such VRDP Shares in such transactions, such transactions do not permit the removal of the VRDP Shares' rights transferred to the Voting Trust from the Voting Trust Agreement within the first 60 days of closing of such transferee becoming the Beneficial Owner of such VRDP Shares unless there is a default by BANA or such Affiliate under the related repurchase transaction or collateral pledge arrangement.

Without the prior written consent of the Fund, BANA will not agree or consent, and agrees to cause its Affiliates not to agree or consent, to any amendment, supplement, modification or repeal of the Voting Trust Agreement, nor waive any provision thereof, if any such amendment, supplement, modification, repeal or waiver would (i) adversely affect the conveyance into the Voting Trust of all Voting Rights in respect of the VRDP Shares beneficially owned by BANA or its Affiliates or the voting of such VRDP Shares in accordance with the Voting Trust Agreement and this Agreement or (ii) terminate, replace or change the Voting Consultant (as defined in the Voting Trust Agreement) or the Trustee, in each case in effect at the start of the Current Special Rate Period; provided that, in the case of any proposed amendment, supplement, modification or repeal of the Voting Trust Agreement which is a result of a change in law or regulation or in the case of any termination, replacement or change of the Voting Consultant or the Trustee, the consent of the Fund shall not be unreasonably withheld or delayed and the consent of the Fund shall otherwise be in its sole discretion.
SECTION 3.02. Disposition of VRDP Shares.
(a) BANA shall not, and shall cause its Affiliates not to, sell, transfer or otherwise dispose of any or all of the VRDP Shares owned (legally or beneficially) by it during the Current Special Rate Period without the prior consent of the Fund, unless any such sale, transfer or disposition is made in accordance with Section 3.02(b) of this Schedule III and the terms of the Current Notice of Special Rate Period.
(b) Notwithstanding Section 2.03 of this Agreement or Section 2(n) of the VRDP Shares Remarketing Agreement, subject to paragraph (f) below, during the Current Special Rate Period, BANA and its Affiliates may sell any or all of the VRDP Shares owned by it only to Persons that BANA reasonably believes are either (i) QIBs that are registered closed-end management investment companies, the common shares of which are traded on a national securities exchange ("Closed-End Funds"), banks or entities that are 100% direct or indirect subsidiaries of such banks' publicly traded parent holding companies (collectively "Banks"), insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies or (ii) TOB Trusts (whether tax-exempt or taxable) in which all investors are Persons that BANA reasonably believes are QIBs that are Closed-End Funds, Banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies (or, in the case of a TOB Trust in which an Affiliate of BANA retains a residual interest, an Affiliate of BANA that is a wholly owned direct or indirect subsidiary of Bank of America Corporation), in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act.  The foregoing restrictions on transfer shall not apply to any VRDP Shares that may be registered in the future under the Securities Act or any subsequent transfer of such VRDP Shares thereafter.  Notwithstanding the foregoing, the Fund shall have the right of first refusal in accordance with the Right of First Refusal Procedures on all proposed transfers of Outstanding VRDP Shares from BANA or an Affiliate thereof (other than an Excluded Transfer) to an unaffiliated third party which will upon settlement result in such unaffiliated third party holding and having purchased directly or indirectly in a series of related transactions (with the actual knowledge of BANA) from BANA (or BANA's Affiliates in the aggregate), more than 25% of the Outstanding VRDP Shares; provided, that the foregoing right of first refusal shall apply in connection with the transfer of the residual interests in a TOB Trust or the equity or residual interests of any other entity formed by BANA or its Affiliates to hold the VRDP Shares that results in the indirect transfer of more than 25% of the voting rights of the Outstanding VRDP Shares to an unaffiliated third party (other than an Excluded Transfer); provided, further, that in the case of a transfer of a residual interest in a TOB Trust, the right of first refusal will apply to the residual interests and not the VRDP Shares.  Any transfer in violation of this Section 3.02 shall be void ab initio.
(c) In connection with the right of first refusal set forth in Section 3.02(b) of this Schedule III, the following procedures shall apply (the "Right of First Refusal Procedures"):
i.
BANA shall notify the Fund by Electronic Means of any proposed sale of VRDP Shares which would entitle the Fund to exercise its right of first refusal and such notification shall include the name and contact information of the prospective purchaser, the number of VRDP Shares subject to the proposed sale and the proposed sale price;

ii.
if the Fund wishes to exercise its right of first refusal, BANA must be notified of such election by the Fund by Electronic Means within three Business Days after delivery of notice from BANA, pursuant to subparagraph (i) above (not counting the day of delivery), and the price to be paid by the Fund with respect to such transfer will be the lesser of the (x) Liquidation Preference plus accrued and unpaid dividends and (y) the proposed sale price to the unaffiliated third party, provided, however, the price to be paid by the Fund with respect to any sale of the residual interests in a TOB Trust or any sale of VRDP Shares by any TOB Trust to anyone other than BANA or its Affiliates shall be at the proposed sale price;

iii.
the exercise of the right of first refusal by the Fund pursuant to subparagraph (ii) above shall be deemed to be the trade date for the purchase of the VRDP Shares by the Fund from BANA or its Affiliate, as the case may be, and the sale shall settle within 30 days after such trade date or, if the 30th day after such trade date is not a Business Day, then the next Business Day after such 30th day;

iv.	if BANA does not receive an affirmative response from the Fund pursuant to subparagraph (ii) above within the required time frame, such right of first refusal shall be deemed rejected by the Fund;
v.
any VRDP Shares purchased by the Fund pursuant to its exercise of the right of first refusal in subparagraph (ii) above shall not be subject to the limitations of Section 6.15 of this Agreement, provided such VRDP Shares shall be cancelled by the Fund within one Business Day after settlement of such purchase to the extent the Fund, together with the Investment Adviser and accounts or entities over which the Fund or the Investment Adviser exercises discretionary authority, owns or controls in the aggregate more than 25% of the Outstanding VRDP Shares; and

vi.
all purchases of VRDP Shares pursuant to the Fund's right of first refusal shall be made only out of legally available funds for the redemption of shares of the Fund under Applicable Law and the Articles Supplementary and otherwise in accordance with Applicable Law and the Articles Supplementary.

(d) Anything herein to the contrary notwithstanding, except with respect to the deemed holding and ownership provided for above in respect of the Applicable Sections, any TOB Trust to which VRDP Shares are transferred during the Current Special Rate Period and each of the beneficial owners thereof shall, subject to the provisions of the agreements governing the TOB Trust, retain all of its other rights in respect of the VRDP Shares under the Articles Supplementary or Applicable Law, including, for the avoidance of doubt, its rights in respect of matters addressed by any of the Applicable Sections to the extent necessary for the protection or exercise of such other rights retained pursuant to this Section 3.02(d) or that are otherwise applicable as a result of the exercise of such other rights.
(e) Notwithstanding the foregoing, in connection with the extension of, or the failure to extend, the Initial Extended Termination Date in accordance with the terms of the VRDP Shares Purchase Agreement, any VRDP Shares beneficially owned by BANA or any of its Affiliates will be deemed automatically tendered for Remarketing and, if not successfully remarketed, will be deemed owned by the Liquidity Provider and subject to redemption, on the terms set forth in the Current Notice of Special Rate Period and in the Related Documents.
SECTION 3.03. Rating Agencies.
(a) Notwithstanding Section 6.05 of this Agreement, during the Current Special Rate Period, the Fund will use its best efforts to maintain a long-term preferred share rating of the VRDP Shares by at least one Rating Agency, provided that the Fund shall not be required to maintain such rating at any specific ratings category level.
(b) During the Current Special Rate Period, there shall be no other consequences, penalties or notices with respect to the withdrawal of the VRDP Shares' short-term preferred shares ratings by a Rating Agency.
(c) Notwithstanding Section 5(d) of the Articles Supplementary, the Board of the Fund, without the approval of the Liquidity Provider or BANA, may terminate the services of any Rating Agency then providing a rating for the VRDP Shares and replace it with another NRSRO, provided that the Fund provides seven (7) days' notice by Electronic Means to the Liquidity Provider or BANA prior to terminating the services of a Rating Agency and replacing it with another NRSRO that, at the time of such replacement has (i) published a rating for the VRDP Shares and (ii) entered into an agreement with the Fund to continue to publish such rating subject to such NRSRO's customary conditions.
(d) (i) The Board of the Fund, without the approval of the Liquidity Provider or BANA, may terminate the services of any Rating Agency then providing a rating for the VRDP Shares without replacement, provided that (A) the Fund has given the Tender and Paying Agent, and such terminated Rating Agency, the Liquidity Provider and BANA at least 45 calendar days' advance written notice of such termination of services, (B) the Fund is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in the preceding clause (A) is given and at the time of the termination of such Rating Agency's services, and (C) the VRDP Shares continue to be rated by at least two Rating Agencies at and after the time of the termination of such Rating Agency's services.
(ii) On the date that the notice is given as described in clause (A) of the preceding Section 3.03(c)(i) and on the date that the services of the applicable Rating Agency are terminated, the Fund shall provide the Tender and Paying Agent and such terminated Rating Agency with an officers' certificate as to the compliance with the provisions of the preceding Section 3.03(c)(i).
(e) In the event that during the Current Special Rate Period a Rating Agency ceases to furnish a preferred share rating or the Fund terminates a Rating Agency in accordance with Section 3.03(b) or Section 3.03(c) of this Schedule III, the Fund shall no longer be required to comply with the applicable Rating Agency Provisions of the Rating Agency so ceasing to furnish a preferred share rating or so terminated and, as applicable, the Fund shall be required to thereafter comply only with the Rating Agency Provisions of each Rating Agency then providing a rating for the VRDP Shares at the request of the Fund, and any credit rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions for such VRDP Shares during the Current Special Rate Period, shall be disregarded, and only the credit ratings of the Rating Agencies then providing a rating for the VRDP Shares shall be taken into account for purposes of the VRDP Shares, provided that, for purposes of determining the SRP Applicable Rate applicable to a SRP Calculation Period, any designation of a Rating Agency after the SRP Calculation Date for such SRP Calculation Period will take effect on or as of the next succeeding SRP Calculation Date.
SECTION 3.04. Information Reporting.
(a) The Fund agrees that, during the Current Special Rate Period and so long as BANA or any Affiliate thereof is the beneficial owner of any Outstanding VRDP Shares, it will deliver, or direct the Tender and Paying Agent to deliver, to BANA and any such Affiliate:
i.
on the fifteenth (15th) day of each calendar month (each a "Portfolio Reporting Date"), the information set forth in Annex C to this Schedule III as of the end of the last Business Day of the calendar month immediately preceding the Portfolio Reporting Date;

ii.
on each Monday, provided that if a Monday is not a Business Day, then the next succeeding Business Day, the information set forth in Annex D to this Schedule III and a calculation of the Effective Leverage Ratio and the Minimum VRDP Shares Asset Coverage of the Fund, in each case, as of the close of business on the immediately preceding Business Day; and

iii.
upon the failure of the Fund to maintain the Minimum VRDP Shares Asset Coverage as required by Section 6 of Part I of the Articles Supplementary or the Effective Leverage Ratio as required by Section 6.18 of this Agreement, notice of such failure within one (1) Business Day of the occurrence thereof.

SECTION 3.05. The Current Notice of Special Rate Period and Ambiguities
(a) During the Current Special Rate Period, the terms and provisions of the Notice of Current Special Rate Period shall be deemed a part of the Articles Supplementary.
(b) In the event of any conflict between the terms of the Current Notice of Special Rate Period and the terms of this Schedule III or the Related Documents (as amended by any amendments thereto), the terms of the Current Notice of Special Rate Period shall govern.

ANNEX A TO SCHEDULE III
CURRENT NOTICE OF SPECIAL RATE PERIOD
[On File]

ANNEX B TO SCHEDULE III
FORM OF VOTING TRUST AGREEMENT
[Attached]

ANNEX C TO SCHEDULE III
PORTFOLIO INFORMATION

Reporting as of:____________
TOB Floaters: $____________
CUSIP	Portfolio Name	Description	Market Value	Payment Default (Yes/No)	Par Value	Rating	State
[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]

ANNEX D TO SCHEDULE III
EFFECTIVE LEVERAGE RATIO AND ASSET COVERAGE INFORMATION
EFFECTIVE LEVERAGE RATIO TEST

Preferred Shares Outstanding -	[●]
Accrued Dividends	[●]

Total Preferred Liability	[●]

Preferred Shares Outstanding - VRDP	[●]
Accrued Dividends	[●]

Total Debt Senior Securities	[●]

Floaters Issued by the Fund	[●]

Repurchase Obligations	[●]

Market Value of Total Assets	[●]

Total Market Value of Total Assets	[●]

NOTE: Derivative Termination Value of Derivatives Contract

Effective Leverage Ratio	[●]

Pass/Fail	[●]

ASSET COVERAGE RATIO TEST

Minimum VRDP Shares Asset Coverage	[●]
Pass/Fail	[●]

SCHEDULE IV
INVESTMENT OBJECTIVE AND POLICIES AND MUNICIPAL BONDS
The information herein may be amended or supplemented from time to time by any Remarketing Memorandum, the Remarketing Materials and other information of the Fund  that were prepared and made publicly available by the Fund ("Publicly Available Information").  Any amendments, supplements or modifications to the information herein in any Remarketing Memorandum, the Remarketing Materials and Publicly Available Information after the date hereof shall be incorporated in this Schedule IV by reference with the same force and effect as though fully set forth herein.

Investment Objective and Policies

The Fund's investment objective is to provide common stockholders with high current income exempt from federal income tax and New York State and New York City personal income taxes.  The Fund seeks to achieve its objective by investing, as a fundamental policy, at least 80% of an aggregate of its net assets (including assets acquired from the sale of preferred stock), plus the proceeds of any borrowings for investment purposes, in a portfolio of municipal obligations issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies or instrumentalities, each of which pays interest that, in the opinion of bond counsel to the issuer, is exempt from  federal income tax ("Municipal Bonds") and New York State and New York City personal income taxes ("New York Municipal Bonds").  Unless otherwise indicated, references to Municipal Bonds shall be deemed to include New York Municipal Bonds.  The Fund's investment objective and its policy of investing at least 80% of its net assets (including assets acquired from the sale of preferred stock), plus the proceeds of any borrowings for investment purposes, in Municipal Bonds are fundamental policies that may not be changed without the approval of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). To the extent the Investment Adviser considers that suitable New York Municipal Bonds are not available for investment, the Fund may purchase other municipal obligations exempt from Federal income tax but not New York State and New York City personal income taxes. There can be no assurance that the Fund's investment objective will be realized.
The Fund may invest in certain tax-exempt securities classified as "private activity bonds" (or industrial development bonds, under pre-1986 law) ("PABs") (in general, bonds that benefit non-governmental entities) that may subject certain investors in the Fund to an alternative minimum tax. The percentage of the Fund's total assets invested in PABs will vary from time to time. The Fund also will not invest more than 25% of its total assets (taken at market value at the time of each investment) in Municipal Bonds whose issuers are located in the same state.
  Under normal market conditions, the Fund expects to invest at least 75% of its total assets in a portfolio of long-term Municipal Bonds that are commonly referred to as "investment grade" securities, which are obligations rated at the time of purchase within the four highest-quality ratings as determined by either Moody's Investors Service, Inc. ("Moody's") (currently Aaa, Aa, A and Baa), Standard & Poor's ("S&P") (currently AAA, AA, A and BBB) or Fitch Ratings ("Fitch") (currently AAA, AA, A and BBB). In the case of short-term notes, the investment grade rating categories are SP-1+ through SP-2 for S&P, MIG-1 through MIG-3 for Moody's and F-1+ through F-3 for Fitch. In the case of tax-exempt commercial paper, the investment grade rating categories are A-1+ through A-3 for S&P, Prime-1 through Prime-3 for Moody's and F-1+ through F-3 for Fitch. Obligations ranked in the lowest investment grade rating category (BBB, SP-2 and A-3 for S&P; Baa, MIG-3 and Prime-3 for Moody's; and BBB and F-3 for Fitch), while considered "investment grade," may have certain speculative characteristics. There may be sub-categories or gradations indicating relative standing within the rating categories set forth above.  In assessing the quality of Municipal Bonds with respect to the foregoing requirements, the Investment Adviser takes into account the nature of any letters of credit or similar credit enhancement to which particular Municipal Bonds are entitled and the creditworthiness of the financial institution that provided such credit enhancement.  If unrated, such securities will possess creditworthiness comparable, in the opinion of the Investment Adviser, to other obligations in which the Fund may invest.
The Fund also may invest up to 25% of its total assets in Municipal Bonds that are rated below Baa by Moody's or below BBB by S&P or Fitch or, if unrated, are considered by the Investment Adviser to possess similar credit characteristics. Such securities, sometimes referred to as "high yield" or "junk" bonds, are predominantly speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the security and generally involve a greater volatility of price than securities in higher rating categories. The Fund does not intend to purchase Municipal Bonds that are in default or which the Investment Adviser believes will soon be in default.
  The Fund also may invest 25% or more of its total assets in tax exempt securities of issuers in the industries comprising the same economic sector, such as hospitals or life care facilities and transportation-related issuers. However, the Fund will not invest 25% or more of its total assets in any one of the industries comprising an economic sector. In addition, a substantial part of the Fund's portfolio may be comprised of securities credit enhanced by banks, insurance companies or companies with similar characteristics. Emphasis on these sectors may subject the Fund to certain risks.
 All percentage and ratings limitations on securities in which the Fund may invest apply at the time of making an investment and shall not be considered violated as a result of subsequent market movements or if an investment rating is subsequently downgraded to a rating that would have precluded the Fund's initial investment in such security. In the event that the Fund disposes of a portfolio security subsequent to its being downgraded, the Fund may experience a greater risk of loss than if such security had been sold prior to such downgrade.
Under normal market conditions, the Fund will invest at least 80% of its net assets (including assets acquired from the sale of preferred stock), plus the amount of any borrowings for investment purposes, in Municipal Bonds with a duration, as calculated by the Investment Adviser, of three to ten years. This is a non-fundamental policy and may be changed by the Fund's Board provided that stockholders are provided with at least 60 days' prior notice of any change as required by the 1940 Act. The Fund expects to maintain, under normal market conditions, a dollar-weighted average portfolio duration of three to ten years. There is no limit on the remaining maturity of each individual Municipal Bond investment by the Fund.  The average maturity of the Fund's portfolio securities varies from time to time based upon an assessment of economic and market conditions by the Investment Adviser. The Fund's portfolio at any given time may include both long-term and intermediate-term municipal bonds.
For temporary periods or to provide liquidity, the Fund has the authority to invest as much as 20% of its total assets in tax-exempt and taxable money market obligations with a maturity of one year or less (such short-term obligations being referred to herein as "Temporary Investments"). In addition, the Fund reserves the right as a defensive measure to invest temporarily a greater portion of its assets in Temporary Investments, when, in the opinion of the Investment Adviser, prevailing market or financial conditions warrant. Taxable money market obligations will yield taxable income. The Fund also may invest in variable rate demand obligations ("VRDOs") and VRDOs in the form of participation interests ("Participating VRDOs") in variable rate tax-exempt obligations held by a financial institution. The Fund's hedging strategies, which are described in more detail under "—Strategic Transactions—Financial Futures Transactions and Options," are not fundamental policies and may be modified by the Board of the Fund without the approval of the Fund's stockholders. The Fund is also authorized to invest in indexed and inverse floating rate obligations for hedging purposes and to seek to enhance return.
 The Fund may invest in securities not issued by or on behalf of a state or territory or by an agency or instrumentality thereof, if the Fund receives an opinion of counsel to the issuer that such securities pay interest that is excludable from gross income for federal income tax purposes and exempt from New York State and New York City personal income taxation ("Non-Municipal Tax-Exempt Securities"). Non-Municipal Tax-Exempt Securities could include trust certificates, partnership interests or other instruments evidencing interest in one or more long-term Municipal Bonds. Non-Municipal Tax-Exempt Securities also may include securities issued by other investment companies that invest in Municipal Bonds, to the extent such investments are permitted by the Fund's investment restrictions and applicable law. Non-Municipal Tax-Exempt Securities are subject to the same risks associated with an investment in Municipal Bonds as well as many of the risks associated with investments in derivatives.   If the Internal Revenue Service were to issue any adverse ruling or take an adverse position with respect to the taxation on these types of securities, there is a risk that the interest paid on such securities would be deemed taxable at the federal level.
 The Fund ordinarily does not intend to realize significant investment income not exempt from federal income tax. From time to time, the Fund may realize taxable capital gains.
Federal tax legislation may limit the types and volume of bonds the interest on which qualifies for a federal income tax-exemption. As a result, current legislation and legislation that may be enacted in the future may affect the availability of Municipal Bonds for investment by the Fund.
Description of Municipal Bonds
Set forth below is a detailed description of the Municipal Bonds and Temporary Investments in which the Fund may invest.  Obligations are included within the term Municipal Bonds if the interest paid thereon is excluded from gross income for federal income tax purposes in the opinion of bond counsel to the issuer.
Municipal Bonds include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. In addition, certain types of private activity bonds are issued by or on behalf of public authorities to finance various privately owned or operated facilities, including among other things, airports, public ports, mass commuting facilities, multi-family housing projects, as well as facilities for water supply, gas, electricity, sewage or solid waste disposal and other specialized facilities. Other types of PABs, the proceeds of which are used for the construction, equipment or improvement of privately operated industrial or commercial facilities, may constitute Municipal Bonds. The interest on Municipal Bonds may bear a fixed rate or be payable at a variable or floating rate. The two principal classifications of Municipal Bonds are "general obligation" bonds and "revenue" bonds, which latter category includes PABs and, for bonds issued on or before August 15, 1986, industrial development bonds. Municipal Bonds typically are issued to finance public projects, such as roads or public buildings, to pay general operating expenses or to refinance outstanding debt. Municipal Bonds may also be issued for private activities, such as housing, medical and educational facility construction, or for privately owned industrial development and pollution control projects. General obligation bonds are backed by the full faith and credit, or taxing authority, of the issuer and may be repaid from any revenue source. Revenue bonds may be repaid only from the revenues of a specific facility or source. Municipal Bonds may be issued on a long-term basis to provide permanent financing. The repayment of such debt may be secured generally by a pledge of the full faith and credit taxing power of the issuer, a limited or special tax, or any other revenue source, including project revenues, which may include tolls, fees and other user charges, lease payments and mortgage payments. Municipal Bonds may also be issued to finance projects on a short-term interim basis, anticipating repayment with the proceeds of the later issuance of long-term debt.
The Fund has not established any limit on the percentage of its portfolio that may be invested in PABs. The Fund may not be a suitable investment for investors who are already subject to the federal alternative minimum tax or who would become subject to the federal alternative minimum tax as a result of an investment in the Fund's common stock.
General Obligation Bonds.    General obligation bonds are typically secured by the issuer's pledge of its faith, credit and taxing power for the repayment of principal and the payment of interest. The taxing power of any governmental entity may be limited, however, by provisions of its state constitution or laws, and an entity's creditworthiness will depend on many factors, including potential erosion of its tax base due to population declines, natural disasters, declines in the state's industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base, state legislative proposals or voter initiatives to limit ad valorem real property taxes and the extent to which the entity relies on federal or state aid, access to capital markets or other factors beyond the state's or entity's control. Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer's maintenance of its tax base.
Revenue Bonds.    Revenue or special obligation bonds are typically payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue sources such as payments from the user of the facility being financed. Accordingly, the timely payment of interest and the repayment of principal in accordance with the terms of the revenue or special obligation bond is a function of the economic viability of such facility or such revenue source.  Revenue bonds issued by state or local agencies to finance the development of low-income, multi-family housing involve special risks in addition to those associated with municipal securities generally, including that the underlying properties may not generate sufficient income to pay expenses and interest costs.  Such bonds are generally non-recourse against the property owner, may be junior to the rights of others with an interest in the properties, may pay interest that changes based in part on the financial performance of the property, may be prepayable without penalty and may be used to finance the construction of housing developments which, until completed and rented, do not generate income to pay interest.  Increases in interest rates payable on senior obligations may make it more difficult for issuers to meet payment obligations on subordinated bonds.
Municipal Notes. Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, repayment on the note may be delayed or the note may not be fully repaid, and the Fund may lose money.
Municipal Commercial Paper. Municipal commercial paper is generally unsecured and issued to meet short-term financing needs. The lack of security presents some risk of loss to the Fund since, in the event of an issuer's bankruptcy, unsecured creditors are repaid only after the secured creditors out of the assets, if any, that remain.
PABs.    The Fund may purchase Municipal Bonds classified as PABs.  Interest received on certain PABs is treated as an item of "tax preference" for purposes of the federal alternative minimum tax and may impact the overall tax liability of certain investors in the Fund.  PABs, formerly referred to as industrial development bonds, are issued by, or on behalf of, states, municipalities or public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity.  Other types of PABs, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, although the federal tax laws may place substantial limitations on the size of such issues.  Such bonds are secured primarily by revenues derived from loan repayments or lease payments due from the entity which may or may not be guaranteed by a parent company or otherwise secured.  PABs generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, an investor should be aware that repayment of such bonds generally depends on the revenues of a private entity and be aware of the risks that such an investment may entail.  The continued ability of an entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors including the size of the entity, capital structure, demand for its products or services, competition, general economic conditions, government regulation and the entity's dependence on revenues for the operation of the particular facility being financed.
Moral Obligation Bonds.    Municipal Bonds may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If an issuer of moral obligation bonds is unable to meet its obligations, the repayment of such bonds becomes a moral commitment but not a legal obligation of the state or municipality in question.
Municipal Lease Obligations.    Also included within the general category of Municipal Bonds are certificates of participation ("COPs") issued by government authorities or entities to finance the acquisition or construction of equipment, land and/or facilities.  COPs represent participations in a lease, an installment purchase contract or a conditional sales contract (hereinafter collectively called "lease obligations") relating to such equipment, land or facilities. Municipal leases, like other municipal debt obligations, are subject to the risk of non-payment.  Although lease obligations do not constitute general obligations of the issuer for which the issuer's unlimited taxing power is pledged, a lease obligation is frequently backed by the issuer's covenant to budget for, appropriate and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the issuer has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult and the value of the property may be insufficient to issue lease obligations. Certain investments in lease obligations may be illiquid.
The ability of issuers of municipal leases to make timely lease payments may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among federal, state and local governmental units.  Such non-payment would result in a reduction of income to the Fund, and could result in a reduction in the value of the municipal lease experiencing non-payment and a potential decrease in the net asset value of the Fund.  Issuers of municipal lease obligations might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays and limitations with respect to the collection of principal and interest on such municipal leases and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled.  To enforce its rights in the event of a default in lease payments, the Fund might take possession of and manage the assets securing the issuer's obligations on such securities, which may increase the  Fund's operating expenses and adversely affect the net asset value of the Fund.  When the lease contains a non-appropriation clause, however, the failure to pay would not be a default and the Fund would not have the right to take possession of the assets.  Any income derived from the Fund's ownership or operation of such assets may not be tax-exempt or may fail to generate qualifying income for purposes of the income tests applicable to RICs.  In addition, the Fund's intention to qualify as a RIC under the Internal Revenue Code of 1986, may limit the extent to which the Fund may exercise its rights by taking possession of such assets, because as a RIC the Fund is subject to certain limitations on its investments and on the nature of its income.
Zero Coupon Bonds.  Municipal Bonds may include zero-coupon bonds.  Zero coupon bonds are securities that are sold at a discount to par value and do not pay interest during the life of the security.  The discount approximates the total amount of interest the security will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of issuance.  Upon maturity, the holder of a zero coupon bond is entitled to receive the par value of the security.
While interest payments are not made on such securities, holders of such securities are deemed to have received income ("phantom income") annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently. Longer term zero coupon bonds are more exposed to interest rate risk than shorter term zero coupon bonds. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash.
The Fund accrues income with respect to these securities for U.S. federal income tax and accounting purposes prior to the receipt of cash payments.  Zero coupon bonds may be subject to greater fluctuation in value and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash interest at regular intervals.
Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of other, more liquid portfolio securities under disadvantageous circumstances or may have to leverage itself by borrowing in order to generate the cash to satisfy these distributions.  The required distributions may result in an increase in the Fund's exposure to zero coupon bonds.
In addition to the above-described risks, there are certain other risks related to investing in zero coupon bonds.  During a period of severe market conditions, the market for such securities may become even less liquid.  In addition, as these securities do not pay cash interest, the Fund's investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund's portfolio.
Pre-Refunded Municipal Securities.  The principal of, and interest on, pre-refunded municipal securities are no longer paid from the original revenue source for the securities.  Instead, the source of such payments is typically an escrow fund consisting of U.S. Government securities.  The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities.  Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer.  For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities.
However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer.
Special Taxing Districts.  Special taxing districts are organized to plan and finance infrastructure developments to induce residential, commercial and industrial growth and redevelopment.  The bond financing methods such as tax increment finance, tax assessment, special services district and Mello-Roos bonds (a type of municipal security established by the Mello-Roos Community Facilities Act of 1982), are generally payable solely from taxes or other revenues attributable to the specific projects financed by the bonds without recourse to the credit or taxing power of related or overlapping municipalities.  They often are exposed to real estate development-related risks and can have more taxpayer concentration risk than general tax-supported bonds, such as general obligation bonds.  Further, the fees, special taxes, or tax allocations and other revenues that are established to secure such financings are generally limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees.  The bonds could default if development failed to progress as anticipated or if larger taxpayers failed to pay the assessments, fees and taxes as provided in the financing plans of the districts.
Indexed and Inverse Floating Rate Securities.    The Fund may invest in Municipal Bonds (and Non-Municipal Tax-Exempt Securities) that yield a return based on a particular index of value or interest rates. For example, the Fund may invest in Municipal Bonds that pay interest based on an index of Municipal Bond interest rates. The principal amount payable upon maturity of certain Municipal Bonds also may be based on the value of the index. To the extent the Fund invests in these types of Municipal Bonds, the Fund's return on such Municipal Bonds will be subject to risk with respect to the value of the particular index. Interest and principal payable on the Municipal Bonds may also be based on relative changes among particular indices. Also, the Fund may invest in so-called "inverse floating rate bonds" or "residual interest bonds" on which the interest rates vary inversely with a short-term floating rate (which may be reset periodically by a dutch auction, a remarketing agent, or by reference to a short-term tax-exempt interest rate index). The Fund may purchase synthetically created inverse floating rate bonds evidenced by custodial or trust receipts. Generally, income on inverse floating rate bonds will decrease when short-term interest rates increase, and will increase when short-term interest rates decrease. Such securities have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes, as an illustration, in market interest rates at a rate which is a multiple (typically two) of the rate at which fixed rate long-term tax-exempt securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate tax-exempt securities. To seek to limit the volatility of these securities, the Fund may purchase inverse floating rate bonds with shorter-term maturities or limitations on the extent to which the interest rate may vary. Certain investments in such obligations may be illiquid.
When-Issued Securities, Delayed Delivery Securities and Forward Commitments.    The Fund may purchase or sell securities that it is entitled to receive on a when-issued basis. The Fund may also purchase or sell securities on a delayed delivery basis. The Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The purchase will be recorded on the date the Fund enters into the commitment and the value of the securities will thereafter be reflected in the Fund's net asset value. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions.   At the time the Fund enters into a transaction on a when-issued basis, it will segregate or designate on its books and records cash or liquid assets with a value not less than the value of the when-issued securities.
There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. A default by a counterparty may result in the Fund missing the opportunity of obtaining a price considered to be advantageous. The value of securities in these transactions on the delivery date may be more or less than the Fund's purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.
If deemed advisable as a matter of investment strategy, the Fund may dispose of or renegotiate a commitment after it has been entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a taxable capital gain or loss.
When the Fund engages in when-issued, delayed delivery or forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.
The market value of the securities underlying a commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the market value of the Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.
Call Rights.    The Fund may purchase a Municipal Bond issuer's right to call all or a portion of such Municipal Bond for mandatory tender for purchase (a "Call Right"). A holder of a Call Right may exercise such right to require a mandatory tender for the purchase of related Municipal Bonds, subject to certain conditions. A Call Right that is not exercised prior to maturity of the related Municipal Bond will expire without value. The economic effect of holding both the Call Right and the related Municipal Bond is identical to holding a Municipal Bond as a non-callable security. Certain investments in such obligations may be illiquid.
"High Yield" or "Junk" Bonds.  The Fund may invest up to 25% of its total assets in high yield Municipal Bonds that are rated below Baa by Moody's or below BBB by S&P or Fitch or are unrated securities that are considered by the Investment Adviser to possess similar credit characteristics.  Municipal Bonds of below investment grade quality are commonly known as ''junk bonds.''  Securities rated below investment grade are judged to have speculative characteristics with respect to their interest and principal payments.  Such securities may face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.
Yields.    Yields on Municipal Bonds are dependent on a variety of factors, including the general condition of the money market and of the Municipal Bond market, the size of a particular offering, the financial condition of the issuer, the maturity of the obligation and the rating of the issue. The ability of the Fund to achieve its investment objective is also dependent on the continuing ability of the issuers of the securities in which the Fund invests to meet their obligations for the payment of interest and principal when due. There are variations in the risks involved in holding Municipal Bonds, both within a particular classification and between classifications, depending on numerous factors. Furthermore, the rights of owners of Municipal Bonds and the obligations of the issuer of such Municipal Bonds may be subject to applicable bankruptcy, insolvency and similar laws and court decisions affecting the rights of creditors generally and to general equitable principles, which may limit the enforcement of certain remedies.
Leverage
The Fund may utilize leverage to seek to enhance the yield and NAV of its Common Shares. However, this objective cannot be achieved in all interest rate environments. The Fund currently leverages its assets through the use of VRDP Shares and tender option bonds. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its managed assets (50% of its net assets) or preferred equity securities up to 50% of its managed assets (100% of its net assets). The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may also be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the VRDP Shares' governing instruments, counterparties or by agencies rating the VRDP Shares, which may be more stringent than those imposed by the 1940 Act.  Under the 1940 Act, the Fund is not permitted to issue preferred shares if, immediately after such issuance, the liquidation value of the Fund's outstanding preferred shares exceeds 50% of its assets (including the proceeds from the issuance) less liabilities other than borrowings (i.e., the value of the Fund's assets must be at least 200% of the liquidation value of its outstanding preferred shares).
Credit Facility. The Fund may leverage its portfolio by entering into one or more credit facilities. If the Fund enters into a credit facility, the Fund may be required to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default. The Fund would also likely have to indemnify the lenders under the credit facility against liabilities they may incur in connection therewith. In addition, the Fund expects that any credit facility would contain covenants that, among other things, likely would limit the Fund's ability to pay distributions in certain circumstances, incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios in addition to those required by the 1940 Act. The Fund may be required to pledge its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any credit facility would have customary covenant, negative covenant and default provisions. There can be no assurances that the Fund will enter into an agreement for a credit facility, or one on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, a credit facility may in the future be replaced or refinanced by one or more credit facilities having substantially different terms, by the issuance of preferred shares or debt securities or by the use of other forms of leverage.
Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. At the time the Fund enters into a reverse repurchase agreement, it may establish and maintain a segregated account with the custodian containing cash and/or liquid assets having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, or earmarks such assets as described, a reverse repurchase agreement will not be considered a senior security under the 1940 Act and therefore will not be considered a borrowing by the Fund; however, under certain circumstances in which the Fund does not establish and maintain such a segregated account, or earmark such assets on its books and records, such reverse repurchase agreement will be considered a borrowing for the purpose of the Fund's limitation on borrowings discussed above. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.
If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.
The Fund also may effect simultaneous purchase and sale transactions that are known as "sale-buybacks." A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Fund's repurchase of the underlying security.
Dollar Roll Transactions. The Fund may enter into "dollar roll" transactions. In a dollar roll transaction, the Fund sells a mortgage related or other security to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A dollar roll transaction can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Fund pledges a mortgage related security to a dealer to obtain cash. However, unlike reverse repurchase agreements, the dealer with which the Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but rather only securities which are "substantially identical," which generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment histories than those sold.
During the period between the sale and repurchase, the Fund will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional instruments for the Fund and the income from these investments will generate income for the Fund. If such income does not exceed the income, capital appreciation and gain that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what the performance would have been without the use of dollar rolls.
At the time the Fund enters into a dollar roll transaction, it may establish and maintain a segregated account with the custodian containing cash and/or liquid assets having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, or earmarks such assets as described, a dollar roll transaction will not be considered a senior security under the 1940 Act and therefore will not be considered a borrowing by the Fund; however, under certain circumstances in which the Fund does not establish and maintain such a segregated account, or earmark such assets on its books and records, such dollar roll transaction will be considered a borrowing for the purpose of the Fund's limitation on borrowings.
Dollar roll transactions involve the risk that the market value of the securities the Fund is required to purchase may decline below the agreed upon repurchase price of those securities. The Fund's right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the investment manager's ability to correctly predict interest rates and prepayments. There is no assurances that dollar rolls can be successfully employed.
Derivatives. The Fund may enter into derivative transactions that have economic leverage embedded in them. Derivative transactions that the Fund may enter into and the risks associated with them are described elsewhere in this Offering Memorandum and are also referred to as "Strategic Transactions." The Fund cannot assure you that investments in derivative transactions that have economic leverage embedded in them will result in a higher return on its Common Shares.
To the extent the terms of such transactions obligate the Fund to make payments, the Fund may earmark or segregate cash or liquid assets in an amount at least equal to the current value of the amount then payable by the Fund under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC. If the current value of the amount then payable by the Fund under the terms of such transactions is represented by the notional amounts of such investments, the Fund would segregate or earmark cash or liquid assets having a market value at least equal to such notional amounts, and if the current value of the amount then payable by the Fund under the terms of such transactions is represented by the market value of the Fund's current obligations, the Fund would segregate or earmark cash or liquid assets having a market value at least equal to such current obligations. To the extent the terms of such transactions obligate the Fund to deliver particular securities to extinguish the Fund's obligations under such transactions the Fund may "cover" its obligations under such transactions by either (i) owning the securities or collateral underlying such transactions or (ii) having an absolute and immediate right to acquire such securities or collateral without additional cash consideration (or, if additional cash consideration is required, having earmarked or segregated an appropriate amount of cash or liquid assets). Such earmarking, segregation or cover is intended to provide the Fund with available assets to satisfy its obligations under such transactions. As a result of such earmarking, segregation or cover, the Fund's obligations under such transactions will not be considered senior securities representing indebtedness for purposes of the 1940 Act, or considered borrowings subject to the Fund's limitations on borrowings discussed above, but may create leverage for the Fund. To the extent that the Fund's obligations under such transactions are not so earmarked, segregated or covered, such obligations may be considered "senior securities representing indebtedness" under the 1940 Act and therefore subject to the asset coverage requirements described above.
These earmarking, segregation or cover requirements can result in the Fund maintaining securities positions it would otherwise liquidate, segregating or earmarking assets at a time when it might be disadvantageous to do so or otherwise restrict portfolio management.
Temporary Borrowings. The Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities. Certain short-term borrowings (such as for cash management purposes) are not subject to the 1940 Act's limitations on leverage if (i) repaid within 60 days, and (ii) not in excess of 5% of the Fund's total assets.
Tender Option Bond Transactions. The Fund currently leverages its assets through the use of residual interest municipal tender option bonds ("TOB Residuals"), which are derivative interests in municipal bonds. The TOB Residuals in which the Fund will invest pay interest or income that, in the opinion of counsel to the issuer of such TOB Residuals, is exempt from regular U.S. federal income tax. No independent investigation will be made to confirm the tax-exempt status of the interest or income paid by TOB Residuals held by the Fund. Although volatile, TOB Residuals typically offer the potential for yields exceeding the yields available on fixed rate municipal bonds with comparable credit quality.
TOB Residuals represent beneficial interests in a special purpose trust formed for the purpose of holding municipal bonds contributed by one or more funds (a "TOB Trust"). A TOB Trust typically issues two classes of beneficial interests: short-term floating rate interests ("TOB Floaters"), which are sold to third party investors, and TOB Residuals, which are generally issued to the fund(s) that transferred municipal bonds to the TOB Trust.  The Fund may invest in both TOB Floaters and TOB Residuals. TOB Floaters may have first priority on the cash flow from the municipal bonds held by the TOB Trust and are enhanced with a liquidity support arrangement from a third party TOBs Liquidity Provider (defined below) which allows holders to tender their position at par (plus accrued interest). The Fund, as a holder of TOB Residuals, is paid the residual cash flow from the TOB Trust. The Fund contributes municipal bonds to the TOB Trust and is paid the cash received by the TOB Trust from the sale of the TOB Floaters, less certain transaction costs, and typically will invest the cash to purchase additional municipal bonds or other investments permitted by its investment policies. If the Fund ever purchases all or a portion of the TOB Floaters sold by the TOB Trust, it may surrender those TOB Floaters together with a proportionate amount of TOB Residuals to the TOB Trust in exchange for a proportionate amount of the municipal bonds owned by the TOB Trust.
Other funds advised by the Investment Adviser ("BlackRock-Advised Funds") may contribute municipal bonds to a TOB Trust into which the Fund has contributed municipal bonds. If multiple BlackRock-Advised Funds participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will generally be shared among the funds ratably in proportion to their participation in the TOB Trust.
The municipal bonds transferred to a TOB Trust typically are high grade municipal bonds. In certain cases, when municipal bonds transferred are lower grade municipal bonds, the TOB Trust transaction includes a credit enhancement feature that provides for the timely payment of principal and interest on the bonds to the TOB Trust by a credit enhancement provider. The TOB Trust would be responsible for the payment of the credit enhancement fee and the Fund, as a TOB Residual holder, would be responsible for reimbursement of any payments of principal and interest made by the credit enhancement provider.
The TOB Residuals held by the Fund generally provide the Fund with the right to cause the holders of a proportional share of the TOB Floaters to tender their notes to the TOB Trust at par plus accrued interest. Thereafter, the Fund may withdraw a corresponding share of the municipal bonds from the TOB Trust. As a result, a tender option bond transaction, in effect, creates exposure for the Fund to the entire return of the municipal bonds in the TOB Trust, with a net cash investment by the Fund that is less than the value of the municipal bonds in the TOB Trust. This multiplies the positive or negative impact of the municipal bonds' return within the Fund (thereby creating leverage). The leverage within a TOB Trust depends on the value of the municipal bonds deposited in the TOB Trust relative to the value of the TOB Floaters it issues.
The Fund may invest in highly leveraged TOB Residuals. A TOB Residual generally is considered highly leveraged if the principal amount of the TOB Floaters issued by the related TOB Trust exceeds 75% of the principal amount of the municipal bonds owned by the TOB Trust.
The leverage attributable to the Fund's use of TOB Residuals may be "called away" on relatively short notice and therefore may be less permanent than more traditional forms of leverage. The TOB Trust may be collapsed without the consent of the Fund upon the occurrence of termination events, as defined in the TOB Trust agreements. Upon the occurrence of a termination event, a TOB Trust would be liquidated with the proceeds applied first to any accrued fees owed to the trustee of the TOB Trust, the remarketing agent of the TOB Floaters and the TOBs Liquidity Provider. Upon certain termination events, the holders of the TOB Floaters would be paid before the TOB Residual holders (i.e., the Fund) whereas in other termination events, the holders of TOB Floaters and the TOB Residual holders would be paid pro rata.
TOB Trusts are typically supported by a liquidity facility provided by a TOBs Liquidity Provider that allows the holders of the TOB Floaters to tender their TOB Floaters in exchange for payment of par plus accrued interest on any business day (subject to the non-occurrence of a termination event). The tendered TOB Floaters are remarketed by a remarketing agent. In the event of a failed remarketing, the TOB Trust may draw upon a loan from the TOBs Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the TOBs Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on number of days the loan is outstanding.
The Fund may invest in a TOB Trust on either a non-recourse or recourse basis. When the Fund invests in TOB Trusts on a non-recourse basis, and the TOBs Liquidity Provider is required to make a payment under the liquidity facility, the TOBs Liquidity Provider will typically liquidate all or a portion of the municipal bonds held in the TOB Trust and then fund the balance, if any, of the Liquidation Shortfall. If the Fund invests in a TOB Trust on a recourse basis, it will typically enter into a reimbursement agreement with the TOBs Liquidity Provider pursuant to which the Fund is required to reimburse the TOBs Liquidity Provider the amount of any Liquidation Shortfall. As a result, if the Fund invests in a recourse TOB Trust, the Fund will bear the risk of loss with respect to any Liquidation Shortfall. If multiple BlackRock-Advised Funds participate in any such TOB Trust, these losses will be shared ratably, in proportion to their participation in the TOB Trust.
Under accounting rules, municipal bonds of the Fund that are deposited into a TOB Trust are investments of the Fund and are presented on the Fund's Schedule of Investments and outstanding TOB Floaters issued by a TOB Trust are presented as liabilities in the Fund's Statement of Assets and Liabilities. Interest income from the underlying municipal bonds is recorded by the Fund on an accrual basis. Interest expense incurred on the TOB Floaters and other expenses related to remarketing, administration, trustee and other services to a TOB Trust are reported as expenses of the Fund. In addition, under accounting rules, loans made to a TOB Trust sponsored by the Fund may be presented as loans of the Fund in the Fund's financial statements even if there is no recourse to the Fund's assets.
For TOB Floaters, generally, the interest rate earned will be based upon the market rates for municipal bonds with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option. Since the tender option feature has a shorter term than the final maturity or first call date of the underlying municipal bonds deposited in the TOB Trust, the holder of the TOB Floaters relies upon the terms of the agreement with the financial institution furnishing the liquidity facility as well as the credit strength of that institution. The risk associated with TOB Floaters, however, may be increased in the current market environment as a result of recent downgrades to the credit ratings, and thus the perceived reliability and creditworthiness, of many major financial institutions, some of which sponsor and/or provide liquidity support to TOB Trusts. This in turn may reduce the desirability of TOB Floaters as investments, which could impair the viability or availability of TOB Trusts.
The use of TOB Residuals will require the Fund to earmark or segregate liquid assets in an amount equal to any TOB Floaters, plus any accrued but unpaid interest due on the TOB Floaters, issued by TOB Trusts sponsored by, or on behalf of, the Fund that are not owned by the Fund. The use of TOB Residuals may also require the Fund to earmark or segregate liquid assets in an amount equal to loans provided by the TOBs Liquidity Provider to the TOB Trust to purchase tendered TOB Floaters. The Fund reserves the right to modify its asset segregation policies in the future to the extent that such changes are in accordance with applicable regulations or interpretations. Future regulatory requirements or SEC guidance may necessitate more onerous contractual or regulatory requirements, which may increase the costs or reduce the degree of potential economic benefits of TOB Trust transactions or limit the Fund's ability to enter into or manage TOB Trust transactions.

Strategic Transactions
The Fund may purchase and sell futures contracts, enter into various interest rate transactions and swap contracts (including, but not limited to, credit default swaps) and may purchase and sell exchange-listed and over-the-counter ("OTC") put and call options on securities and swap contracts, financial indices and futures contracts and use other derivative instruments or management techniques.  These Strategic Transactions may be used for duration management and other risk management purposes, subject to the Fund's investment restrictions.  While the Fund's use of Strategic Transactions is intended to reduce the volatility of the net asset value of the   Fund's Common Shares, the net asset value of the Fund's Common Shares will fluctuate.  No assurance can be given that the Fund's Strategic Transactions will be effective.
There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio.  The ability of the Fund to use Strategic Transactions successfully will depend on the Investment Adviser's ability to predict pertinent market movements as well as sufficient correlation among the instruments, which cannot be assured.  Strategic Transactions subject the Fund to the risk that, if the Investment Adviser incorrectly forecasts market values, interest rates or other applicable factors, the Fund's performance could suffer.  Certain of these Strategic Transactions, such as investments in inverse floating rate securities and credit default swaps, may provide investment leverage to the Fund's portfolio.  The Fund is not required to use derivatives or other portfolio strategies to seek to hedge its portfolio and may choose not to do so.
The use of Strategic Transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell.  In addition, because of the leveraged nature of the Common Shares, Strategic Transactions will result in a larger impact on the net asset value of the Common Shares than would be the case if the Common Shares were not leveraged.  Furthermore, the Fund may only engage in Strategic Transactions from time to time and may not necessarily be engaging in hedging activities when movements in interest rates occur.
Inasmuch as any obligations of the Fund that arise from the use of Strategic Transactions will be covered by segregated or earmarked liquid assets or offsetting transactions, the Fund and the Investment Adviser believe such obligations do not constitute senior securities and, accordingly, will not treat such transactions as being subject to its borrowing restrictions.  Additionally, segregated or earmarked liquid assets, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Fund for investment purposes.   For so long as the VRDP Shares are rated by a rating agency, the Fund's use of options and certain financial futures and options thereon will be subject to such rating agency's guidelines and limitations on such transactions.  In order to maintain ratings on the VRDP Shares from one or more rating agencies, the Fund may be required to limit its use of Strategic Transactions in accordance with the specified guidelines of the applicable rating agencies.
Certain federal income tax requirements may restrict or affect the ability of the Fund to engage in Strategic Transactions.  In addition, the use of certain Strategic Transactions may give rise to taxable income and have certain other consequences.
Put and Call Options on Securities and Indices.  The Fund may purchase and sell put and call options on securities and indices.  A put option gives the purchaser of the option the right to sell and the writer the obligation to buy the underlying security at the exercise price during the option period.  The Fund may also purchase and sell options on bond indices ("index options"). Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the bond index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option.  The purchase of a put option on a debt security could protect the Fund's holdings in a security or a number of securities against a substantial decline in the market value.  A call option gives the purchaser of the option the right to buy and the seller the obligation to sell the underlying security or index at the exercise price during the option period or for a specified period prior to a fixed date.  The purchase of a call option on a security could protect the Fund against an increase in the price of a security that it intended to purchase in the future.
Writing Covered Call Options.  The Fund is authorized to write (i.e., sell) covered call options with respect to municipal bonds it owns, thereby giving the holder of the option the right to buy the underlying security covered by the option from the Fund at the stated exercise price until the option expires.  The Fund writes only covered call options, which means that so long as the Fund is obligated as the writer of a call option, it will own the underlying securities subject to the option.
The Fund receives a premium from writing a call option, which increases the Fund's return on the underlying security in the event the option expires unexercised or is closed out at a profit.  By writing a call, the Fund limits its opportunity to profit from an increase in the market value of the underlying security above the exercise price of the option for as long as the Fund's obligation as a writer continues.  Covered call options serve as a partial hedge against a decline in the price of the underlying security. The Fund may engage in closing transactions in order to terminate outstanding options that it has written.
Additional Information About Options.  The Fund's ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or the Office of the Comptroller of the Currency ("OCC") to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with the Fund.  With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between the Fund and the counterparty, without the intermediation of a third party such as the OCC.  If the counterparty fails to make or take delivery of the securities underlying an option it has written, or otherwise settle the transaction in accordance with the terms of that option as written, the Fund would lose the premium paid for the option as well as any anticipated benefit of the transaction.  OTC options and assets used to cover OTC options written by the Fund are considered by the staff of the SEC to be illiquid. The illiquidity of such options or assets may prevent a successful sale of such options or assets, result in a delay of sale, or reduce the amount of proceeds that might otherwise be realized.
The Fund may engage in options and futures transactions on exchanges and options in the over-the-counter markets.  The Fund will only enter into OTC options with counterparties the Investment Adviser believes to be creditworthy at the time they enter into such transactions.
The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded.  To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.
Financial Futures Transactions and Options.  The Fund is authorized to purchase and sell certain exchange traded financial futures contracts ("financial futures contracts") in order to hedge its investments against declines in value, and to hedge against increases in the cost of securities it intends to purchase or to seek to enhance the Fund's return.  However, any transactions involving financial futures or options (including puts and calls associated therewith) will be in accordance with the Fund's investment policies and limitations.  A financial futures contract obligates the seller of a contract to deliver and the purchaser of a contract to take delivery of the type of financial instrument covered by the contract, or in the case of index-based futures contracts to make and accept a cash settlement, at a specific future time for a specified price.  To hedge its portfolio, the Fund may take an investment position in a futures contract which will move in the opposite direction from the portfolio position being hedged.  A sale of financial futures contracts may provide a hedge against a decline in the value of portfolio securities because such depreciation may be offset, in whole or in part, by an increase in the value of the position in the financial futures contracts.  A purchase of financial futures contracts may provide a hedge against an increase in the cost of securities intended to be purchased because such appreciation may be offset, in whole or in part, by an increase in the value of the position in the futures contracts.
Distributions, if any, of net long term capital gains from certain transactions in futures or options are taxable at long term capital gains rates for U.S. federal income tax purposes.
Futures Contracts.  A futures contract is an agreement between two parties to buy and sell a security or, in the case of an index-based futures contract, to make and accept a cash settlement for a set price on a future date.  A majority of transactions in futures contracts, however, do not result in the actual delivery of the underlying instrument or cash settlement, but are settled through liquidation, i.e., by entering into an offsetting transaction. Futures contracts have been designed by boards of trade which have been designated "contracts markets" by the CFTC.
The purchase or sale of a futures contract differs from the purchase or sale of a security in that no price or premium is paid or received.  Instead, an amount of cash or securities acceptable to the broker and the relevant contract market, which varies, but is generally about 5% of the contract amount, must be deposited with the broker. This amount is known as "initial margin" and represents a "good faith" deposit assuring the performance of both the purchaser and seller under the futures contract. Subsequent payments to and from the broker, called "variation margin," are required to be made on a daily basis as the price of the futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market."  At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position that will operate to terminate the position in the futures contract.  A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker and the purchaser realizes a loss or gain.  In addition, a nominal commission is paid on each completed sale transaction.
The Fund may also purchase and sell financial futures contracts on U.S. Government securities as a hedge against adverse changes in interest rates as described below.  The Fund may purchase and write call and put options on futures contracts on U.S. Government securities in connection with its hedging strategies.
The Fund also may engage in other futures contracts transactions such as futures contracts on municipal bond indices that may become available if the Investment Adviser should determine that there is normally a sufficient correlation between the prices of such futures contracts and municipal bonds in which the Fund invests to make such hedging appropriate.
Futures Strategies.  The Fund may sell a financial futures contract (i.e., assume a short position) in anticipation of a decline in the value of its investments resulting from an increase in interest rates or otherwise.  The risk of decline could be reduced without employing futures as a hedge by selling investments and either reinvesting the proceeds in securities with shorter maturities or by holding assets in cash.  This strategy, however, entails increased transaction costs in the form of dealer spreads and typically would reduce the average yield of the Fund's portfolio securities as a result of the shortening of maturities.  The sale of futures contracts provides an alternative means of hedging against declines in the value of its investments.  As such values decline, the value of the Fund's positions in the futures contracts will tend to increase, thus offsetting all or a portion of the depreciation in the market value of the Fund's investments that are being hedged.  While the Fund will incur commission expenses in selling and closing out futures positions, commissions on futures transactions are typically lower than transaction costs incurred in the purchase and sale of the Fund's investments being hedged.  In addition, the ability of the Fund to trade in the standardized contracts available in the futures markets may offer a more effective defensive position than a program to reduce the average maturity of the portfolio securities due to the unique and varied credit and technical characteristics of the instruments available to the Fund. Employing futures as a hedge also may permit the Fund to assume a defensive posture without reducing the yield on its investments beyond any amounts required to engage in futures trading.
When the Fund intends to purchase a security, the Fund may purchase futures contracts as a hedge against any increase in the cost of such security resulting from a decrease in interest rates or otherwise, that may occur before such purchase can be effected.  Subject to the degree of correlation between such securities and the futures contracts, subsequent increases in the cost of such securities should be reflected in the value of the futures held by the Fund.  As such purchases are made, an equivalent amount of futures contracts will be closed out.  Due to changing market conditions and interest rate forecasts, however, a futures position may be terminated without a corresponding purchase of portfolio securities.
Call Options on Futures Contracts.  The Fund may also purchase and sell exchange traded call and put options on financial futures contracts.  The purchase of a call option on a futures contract is analogous to the purchase of a call option on an individual security.  Depending on the pricing of the option compared to either the futures contract upon which it is based or the price of the underlying securities, it may or may not be less risky than ownership of the futures contract or underlying securities.  Like the purchase of a futures contract, the Fund may purchase a call option on a futures contract to hedge against a market advance when the Fund is not fully invested.
The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities which are deliverable upon exercise of the futures contract.  If the futures price at expiration is below the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Fund's portfolio holdings.
Put Options on Futures Contracts.  The purchase of a put option on a futures contract is analogous to the purchase of a protective put option on portfolio securities.  The Fund may purchase a put option on a futures contract to hedge the Fund's portfolio against the risk of rising interest rates.
 The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities which are deliverable upon exercise of the futures contract.  If the futures price at expiration is higher than the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Fund intends to purchase.
The writer of an option on a futures contract is required to deposit initial and variation margin pursuant to requirements similar to those applicable to futures contracts.  Premiums received from the writing of an option will be included in initial margin.  The writing of an option on a futures contract involves risks similar to those relating to futures contracts.
The CFTC subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps ("CFTC Derivatives"), or (ii) markets itself as providing investment exposure to such instruments. To the extent the Fund uses CFTC Derivatives, it intends to do so below such prescribed levels and will not market itself as a "commodity pool" or a vehicle for trading such instruments.  Accordingly, the Investment Adviser has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act ("CEA") pursuant to Rule 4.5 under the CEA. The Investment Adviser is not, therefore, subject to registration or regulation as a "commodity pool operator" under the CEA in respect of the Fund.
Interest Rate Swap Transactions.  In order to seek to hedge the value of the Fund against interest rate fluctuations, to hedge against increases in the Fund's costs associated with the dividend payments on any preferred shares, including the VRDP Shares, or to seek to increase the Fund's return, the Fund may enter into interest rate swap transactions such as Municipal Market Data AAA Cash Curve swaps ("MMD Swaps") or Securities Industry and Financial Markets Association Municipal Swap Index swaps ("SIFMA Swaps").  To the extent that the Fund enters into these transactions, the Fund expects to do so primarily to preserve a return or spread on a particular investment or portion of its portfolio as a duration management technique or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date.  The Fund may enter into these transactions primarily as a hedge or for duration or risk management rather than as a speculative investment. However, the Fund also may invest in MMD Swaps and SIFMA Swaps to seek to enhance return or gain or to increase the Fund's yield, for example, during periods of steep interest rate yield curves (i.e., wide differences between short term and long term interest rates).
The Fund may purchase and sell SIFMA Swaps in the SIFMA swap market.  In a SIFMA Swap, the Fund exchanges with another party their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments linked to the SIFMA Municipal Swap Index).  Because the underlying index is a tax-exempt index, SIFMA Swaps may reduce cross-market risks incurred by the Fund and increase the Fund's ability to hedge effectively.  SIFMA Swaps are typically quoted for the entire yield curve, beginning with a seven day floating rate index out to 30 years.  The duration of a SIFMA Swap is approximately equal to the duration of a fixed-rate municipal bond with the same attributes as the swap (e.g., coupon, maturity, call feature).
The Fund may also purchase and sell MMD Swaps, also known as MMD rate locks. An MMD Swap permits the Fund to lock in a specified municipal interest rate for a portion of its portfolio to preserve a return on a particular investment or a portion of its portfolio as a duration management technique or to protect against any increase in the price of securities to be purchased at a later date.  By using an MMD Swap, the Fund can create a synthetic long or short position, allowing the Fund to select the most attractive part of the yield curve.  An MMD Swap is a contract between the Fund and an MMD Swap provider pursuant to which the parties agree to make payments to each other on a notional amount, contingent upon whether the Municipal Market Data AAA General Obligation Scale is above or below a specified level on the expiration date of the contract.  For example, if the Fund buys an MMD Swap and the Municipal Market Data AAA General Obligation Scale is below the specified level on the expiration date, the counterparty to the contract will make a payment to the Fund equal to the specified level minus the actual level, multiplied by the notional amount of the contract.  If the Municipal Market Data AAA General Obligation Scale is above the specified level on the expiration date, the Fund will make a payment to the counterparty equal to the actual level minus the specified level, multiplied by the notional amount of the contract.
In connection with investments in SIFMA and MMD Swaps, there is a risk that municipal yields will move in the opposite direction than anticipated by the Fund, which would cause the Fund to make payments to its counterparty in the transaction that could adversely affect the Fund's performance.
The Fund has no obligation to enter into SIFMA Swaps or MMD Swaps and may elect not to do so. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis, and the Fund will segregate or designate on its books and records liquid assets having an aggregate net asset value at least equal to the accrued excess.
If there is a default by the other party to an uncleared interest rate swap transaction, generally the Fund will have contractual remedies pursuant to the agreements related to the transaction. With respect to interest rate swap transactions cleared through a central clearing counterparty, a clearing organization will be substituted for the counterparty and will guarantee the parties' performance under the swap agreement.  However, there can be no assurances that the clearing organization will satisfy its obligation to the Fund or that the Fund would be able to recover the full amount of assets deposited on its behalf with the clearing organization in the event of the default by the clearing organization or the Fund's clearing broker.  Certain U.S. federal income tax requirements may limit the Fund's ability to engage in interest rate swaps.  Distributions attributable to transactions in interest rate swaps generally will be taxable as ordinary income to shareholders.
Counterparty Credit Standards.  To the extent that the Fund engages in principal transactions, including, but not limited to, OTC options, forward currency transactions, swap transactions, repurchase and reverse repurchase agreements and the purchase and sale of bonds and other fixed income securities, it must rely on the creditworthiness of its counterparties under such transactions. In certain instances, the credit risk of a counterparty is increased by the lack of a central clearing house for certain transactions, including certain swap contracts. In the event of the insolvency of a counterparty, the Fund may not be able to recover its assets, in full or at all, during the insolvency process.  Counterparties to investments may have no obligation to make markets in such investments and may have the ability to apply essentially discretionary margin and credit requirements.  Similarly, the Fund will be subject to the risk of bankruptcy of, or the inability or refusal to perform with respect to such investments by, the counterparties with which it deals.  The Investment Adviser will seek to minimize the Fund's exposure to counterparty risk by entering into such transactions with counterparties the Investment Adviser believes to be creditworthy at the time it enters into the transaction.  Certain option transactions and Strategic Transactions may require the Fund to provide collateral to secure its performance obligations under a contract, which would also entail counterparty credit risk.
Other Investment Policies
The Fund has adopted certain other policies as set forth below.
Temporary Investments
The Fund may invest in short-term tax-exempt and taxable securities subject to the limitations set forth above. The tax-exempt money market securities may include municipal notes, municipal commercial paper, Municipal Bonds with a remaining maturity of less than one year, variable rate demand notes and participations therein. Municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes and grant anticipation notes. Anticipation notes are sold as interim financing in anticipation of tax collection, bond sales, government grants or revenue receipts. Municipal commercial paper refers to short-term unsecured promissory notes generally issued to finance short-term credit needs. The taxable money market securities in which the Fund may invest as Temporary Investments consist of U.S. Government securities, U.S. Government agency securities, domestic bank or savings institution certificates of deposit and bankers' acceptances, short-term corporate debt securities such as commercial paper and repurchase agreements. These Temporary Investments must have a stated maturity not in excess of one year from the date of purchase. The Fund may not invest in any security issued by a commercial bank or a savings institution unless the bank or institution is organized and operating in the United States, has total assets of at least one billion dollars and is a member of the Federal Deposit Insurance Corporation ("FDIC"), except that up to 10% of total assets may be invested in certificates of deposit of smaller institutions if such certificates are fully insured by the FDIC.
Credit Default Swap Agreements
The Fund may enter into credit default swap agreements for hedging purposes or to seek to increase its return. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Fund. The protection "buyer" in a credit default contract may be obligated to pay the protection "seller" an upfront or a periodic stream of payments over the term of the contract, provided that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six (6) months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.
Credit default swap agreements involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. The Fund will enter into credit default swap agreements only with counterparties the Investment Adviser believes to be creditworthy at the time they enter into such transactions. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Fund's obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Fund).
The Fund will at all times segregate or designate on its books and records in connection with each such transaction liquid assets or cash with a value at least equal to the Fund's exposure (any accrued but unpaid net amounts owed by the Fund to any counterparty) on a marked-to-market basis (as calculated pursuant to requirements of the SEC). If the Fund is a seller of protection in a credit default swap transaction, it will segregate or designate on its books and records in connection with such transaction liquid assets or cash with a value at least equal to the full notional amount of the contract. Such segregation or designation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund's portfolio. Such segregation or designation will not limit the Fund's exposure to loss.
VRDOs and Participating VRDOs
VRDOs are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and right of demand on the part of the holder thereof to receive payment of the unpaid principal balance plus accrued interest upon a short notice period not to exceed seven days. There is, however, the possibility that because of default or insolvency the demand feature of VRDOs and Participating VRDOs may not be honored. The interest rates are adjustable at intervals (ranging from daily to up to one year) to some prevailing market rate for similar investments, such adjustment formula being calculated to maintain the market value of the VRDOs, at approximately the par value of the VRDOs on the adjustment date. The adjustments typically are based upon the SIFMA Municipal Swap Index or some other appropriate interest rate adjustment index. The Fund may invest in all types of tax exempt instruments currently outstanding or to be issued in the future which satisfy its short term maturity and quality standards.
Participating VRDOs provide the Fund with a specified undivided interest (up to 100%) of the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the Participating VRDOs from the financial institution upon a specified number of days' notice, not to exceed seven days. In addition, the Participating VRDO is backed by an irrevocable letter of credit or guaranty of the financial institution. The Fund would have an undivided interest in the underlying obligation and thus participate on the same basis as the financial institution in such obligation except that the financial institution typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment. It is contemplated that the Fund will not invest more than 20% of its assets in Participating VRDOs.
VRDOs that contain an unconditional right of demand to receive payment of the unpaid principal balance plus accrued interest on a notice period exceeding seven days may be deemed to be illiquid securities. The Directors may adopt guidelines and delegate to the Investment Adviser the daily function of determining and monitoring liquidity of such VRDOs.
The Temporary Investments, VRDOs and Participating VRDOs in which the Fund may invest will be in the following rating categories at the time of purchase: MIG-1/VMIG-1 through MIG-3/VMIG-3 for notes and VRDOs and Prime-1 through Prime-3 for commercial paper (as determined by Moody's), SP-1 through SP-2 for notes and A-1 through A-3 for VRDOs and commercial paper (as determined by S&P), or F-1 through F-3 for notes, VRDOs and commercial paper (as determined by Fitch). Temporary Investments, if not rated, must be of comparable quality in the opinion of the Investment Adviser. In addition, the Fund reserves the right to invest temporarily a greater portion of its assets in Temporary Investments for defensive purposes, when, in the judgment of the Investment Adviser, market conditions warrant.
Repurchase Agreements
The Fund may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer or an affiliate thereof, in U.S. Government securities or an affiliate thereof. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund's holding period. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited.
In general, for federal income tax purposes, repurchase agreements are treated as collateralized loans secured by the securities "sold." Therefore, amounts earned under such agreements will not be considered tax exempt interest. The treatment of purchase and sales contracts is less certain.
Short Sales
The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. The Fund may make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to seek to enhance return.  When the Fund makes a short sale, it must borrow the security sold short and deliver collateral to the broker-dealer through which it made the short sale to cover its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.
The Fund's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash or liquid securities similar to those borrowed. The Fund also will be required to segregate similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral amounts in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.
If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss. Conversely, if the price declines, the Fund will realize a gain.  Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Fund's gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.
The Fund also may make short sales "against the box." These transactions will involve either short sales of securities retained in the Fund's portfolio or securities which it has the right to acquire without the payment of further consideration
Investment in Other Investment Companies
The Fund may invest in other investment companies whose investment objectives and policies are consistent with those of the Fund. In accordance with the 1940 Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the 1940 Act the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund's total assets may be invested in securities of any investment company.  The Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund's aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund's total assets at any time. If the Fund acquires shares in investment companies, stockholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees).
Investment Restrictions
The following are fundamental investment restrictions of the Fund and may not be changed without the approval of the holders of a majority of the Fund's outstanding Common Shares and outstanding Preferred Shares, voting together as a single class, and a majority of the outstanding Preferred Shares, voting as a separate class (which for this purpose and under the 1940 Act means the lesser of (i) 67% of the shares of each class of capital stock represented at a meeting at which more than 50% of the outstanding shares of each class of capital stock are represented or (ii) more than 50% of the outstanding shares of each class of capital stock). The Fund may not:
1.	Make investments for the purpose of exercising control or management.
2.
Purchase or sell real estate, commodities or commodity contracts except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or       interests therein, and the Fund may purchase and sell financial futures contracts and options thereon.

3.	Issue senior securities or borrow money except as permitted by Section 18 of the 1940 Act.
4.	Underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in selling portfolio securities.
5.
Make loans to other persons, except (i) the Fund shall not be deemed to be making a loan to the extent that the Fund purchases Municipal Bonds or other debt instruments or enters into repurchase agreements or any similar instruments and (ii) the Fund may lend its portfolio securities in an amount not in excess of 33 1/3% of its total assets, taken at market value, provided that such loans shall be made in accordance with the guidelines set forth herein.

6.
Invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in a single industry; provided that, for purposes of this restriction, tax exempt securities of issuers that are states, municipalities or their political subdivisions are not considered to be the securities of issuers in any single industry.

Additional investment restrictions adopted by the Fund, which may be changed by the Board without stockholder approval, provide that the Fund may not:
a.
Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law. Applicable law currently prohibits the Fund from purchasing the securities of other investment companies except if immediately thereafter not more than (i) 3% of the total outstanding voting stock of such company is owned by the Fund, (ii) 5% of the Fund's total assets, taken at market value, would be invested in any one such company, (iii) 10% of the Fund's total assets, taken at market value, would be invested in such securities and provided that the Fund, together with other investment companies having the same investment adviser and companies controlled by such companies, owns not more than 10% of the total outstanding stock of any one closed-end investment company.

b.
Mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness,  any securities owned or held by the Fund except as may be necessary in connection with borrowings mentioned in investment restriction (3) above or except as may be necessary in connection with transactions described under "Other Investment Policies."

c.
Purchase any securities on margin, except that the Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities (the deposit or payment by the Fund of initial or variation margin in connection with financial futures contracts and options thereon is not considered the purchase of a security on margin).

d.
Change its policy of investing, under normal market conditions, at least 80% of the Fund's net assets (including assets acquired from the sale of preferred stock), plus the amount of any borrowings for investment purposes, in Municipal Bonds with a duration, as calculated by the Investment Adviser, of three to ten years, unless the Fund provides stockholders with at least 60 days' prior written notice of such change.

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentage resulting from changing values will not be considered a violation.

EXHIBIT A

FORMS OF OPINIONS OF COUNSEL FOR THE FUND

EXHIBIT A-1

Form of Corporate Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

[On File]

EXHIBIT A-2

Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

[On File]

EXHIBIT A-3

Form of Opinion of Maryland Counsel to the Fund

[On File]

EXHIBIT B
FORMS OF OPINIONS OF COUNSEL FOR THE LIQUIDITY PROVIDER
AND THE REMARKETING AGENT

EXHIBIT B-1

Form of Opinion of Chapman and Cutler LLP as counsel to the Liquidity Provider
(Fee Agreement)

[On File]

EXHIBIT B-2

Form of Opinion of Chapman and Cutler LLP as counsel to the Liquidity Provider
(Purchase Agreement)

[On File]

EXHIBIT B-3

Form of Opinion of Chapman and Cutler LLP as counsel to the Remarketing Agent

[On File]

EXHIBIT B-4

Form of Opinion of In-house Counsel to Liquidity Provider
(Fee Agreement)

[On File]

EXHIBIT B-5

Form of Opinion of In-House Counsel to the Liquidity Provider
(Purchase Agreement)

[On File]

EXHIBIT C
FORM OF OPINION OF COUNSEL FOR
THE TENDER AND PAYING AGENT

[On File]

EXHIBIT D
ELIGIBLE ASSETS
On the Closing Date and at all times thereafter that the VRDP Shares Purchase Agreement is outstanding:
1.	"Eligible Assets" are defined to consist only of assets that conform to the following requirements as of the time of investment:
A.	Debt obligations: The following debt obligations which are not in payment default at the time of investment:
i.
Debt obligations issued by a State, the District of Columbia or political subdivision thereof, including, but not limited to, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of Section 142(b)(1) of the Code issued by or on behalf of one or more States, or any public agency or authority of any State, or political subdivision of a State.

ii.
Debt obligations issued by a U.S. Territory or political subdivision thereof, including limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Code issued by or on behalf of one or more U.S. Territories, or any public agency or authority of any U.S. Territory, or political subdivision of a U.S. Territory, which are rated in one of the four highest rating categories ("investment grade") by two or more NRSROs, or by one NRSRO if rated by only one NRSRO, or by one NRSRO, in the case of debt obligations that are Defeased Securities, or are determined by the Investment Adviser in good faith application of its internal credit rating standards to be the credit equivalent of investment grade.

iii.	Debt obligations of the United States.
iv.
Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

v.	Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.
vi.	Debt obligations of the Federal Home Loan Banks.
vii.	Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.
viii.	Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.
ix.
Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.

x.
Debt obligations of issuers other than those specified in (i) through (ix) above that are rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO and that are "marketable."  For these purposes, an obligation is "marketable" if:

•	it is registered under the Securities Act;
•	it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or
•	it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.
xi.
Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) or (ii) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) or (ii) above which with respect to both "a" and "b" are rated, or credit enhanced by a third party that is rated, in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if such debt obligations or depository receipts or third party credit enhancement providers have been rated by only one NRSRO.

An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:
•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or
•	it is for long-term or short-term financing purposes.
B.	Derivatives
i.	Interest rate derivatives;
ii.	Swaps, futures, forwards, structured noted, options and swaptions related to Eligible Assets or on an index related to Eligible Assets;
iii.	Credit default swaps; or
iv.
Common shares issued by open-end investment companies registered under the 1940 Act, swaps, futures, forwards, structured notes, options, swaptions, or other derivatives contracts that are designed solely to hedge the Fund's obligations under its deferred compensation plan, provided, that any such swap, future, forward, structured note, option, swaption, or other derivatives contract is not itself an equity security or a derivative based on a commodity, and may only be settled in cash (any asset under this clause iv, a "Deferred Compensation Hedge Asset"); provided, that the Deferred Compensation Hedge Assets so acquired do not constitute more than 0.05% of the Fund's Managed Assets as of the time of investment.

C.	Other Assets
i.
Securities issued by other investment companies (open- or closed-end funds and ETFs) that invest exclusively in either (a) Eligible Assets or (b) "Eligible securities" permitted for investment by a "Tax exempt fund" as defined under SEC Rule 2a-7.

ii.	Cash.
iii.	Repurchase agreements on assets described in A above.
iv.
Taxable fixed-income securities, for the purpose of acquiring control of an issuer whose municipal bonds (a) the Fund already owns and (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Fund to better maximize its existing investment in such issuer, provided, that the Fund may invest no more than 0.5% of its Managed Assets in such securities.

v.
Any assets received by the Fund from an issuer described in Section 1(A) (a "Permitted Issuer") as the result of a default by the Permitted Issuer of its obligations under a debt obligation of such issuer described in Section 1(A) or of the bankruptcy or restructuring of the Permitted Issuer.

D.	Other assets, upon written agreement of the Liquidity Provider that such assets are eligible for purchase by the Fund.
2.
The Fund will provide the following information at the Closing Date (for purposes of the information to be provided at the Closing Date, such information shall be as of a date no earlier than two days prior to the Closing Date), and within 10 days after the end of every calendar quarter thereafter for every debt security in the fund:

i.	The identity of each portfolio holding (including the name of the issuer and obligor and the security and CUSIP Number);
ii.	The par value for each portfolio holding; and
iii.	The identity of any portfolio holding that is in payment default.
3.
For any investment company the shares of which are held by the Fund, other than shares of any money market fund, the Fund will provide the following information at the Closing Date (for the purposes of the information to be provided at the Closing Date, such information shall be as of a date no earlier than two days prior to the Closing Date) and within 10 days after the end of every calendar quarter after the Closing Date:

i.	the identity of the investment company and the CUSIP Number, the number of shares owned, and the percentage of the investment company's equity represented by the Fund's investment;
ii.
a representation that the portfolio of each fund investment consists solely of "Eligible Assets" based upon the affirmative representation of the underlying investment company's investment adviser; and

ii.	the information contained in the most recently released financial statements of each such underlying investment company relating to the portfolio holdings of each such investment company.
4.
The Fund will purchase Eligible Assets (primarily Municipal Obligations) for its portfolio based upon the Investment Adviser's assessment of an asset's relative value in terms of current yield, price, credit quality, and future prospects; and will monitor the continued creditworthiness of its portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets.

5.
The Fund has instituted policies and procedures that it believes are sufficient to ensure that the Fund comply with the representations, warranties and covenants contained in Section 6.16 of this Agreement.

6.
The Fund will, upon request, provide the Liquidity Provider and its internal and external auditors and inspectors as the Liquidity Provider may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund's compliance with and performance of the representations, warranties and covenants terms of Section 6.16 of this Agreement, but only for the purposes of internal and external audit.

7.	No Eligible Asset described in Section 1(A) above that is held by the Fund was in payment default at the time it was acquired by the Fund.